                                                                     EXHIBIT 4.1
                                                                [Draft--6/26/96]
================================================================================





                                   INDENTURE


                            Dated as of       , 1996


                                    between


                               LEAR CORPORATION,
                                   as Issuer


                                      and


                             The Bank of New York,
                                   as Trustee





                                ________________

                                  $200,000,000
                              % Subordinated Notes
                                    Due 2006
                                ________________





================================================================================

                             CROSS-REFERENCE TABLE

                                                                                   Indenture
TIA Section                                                                         Section
- -----------                                                                        ---------
Section  310(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.10
         (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.10
         (a)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
         (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
         (a)(5)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.10
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.08;7.10;11.02
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
Section  311(a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.11
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.11
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
Section  312(a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.05
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12.03
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12.03
Section  313(a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.06
         (b)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
         (b)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.06
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.06;12.02
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.06
Section  314(a)(1), (2), (3)  . . . . . . . . . . . . . . . . . . . . . . .      4.12
         (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.13
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
         (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12.04
         (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12.04
         (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
         (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11.05
         (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
Section  315(a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.01(b)
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.05;12.02
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.01(a)
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.01(c)
         (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.11
Section  316(a)(last sentence)  . . . . . . . . . . . . . . . . . . . . . .      2.09
         (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.05
         (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.04
         (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.07
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9.04
Section  317(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.08
         (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.09
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.04
Section  318(a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12.01

_______________

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS


                                                                                                   Page
                                                                                                   ----

                                          ARTICLE I

                         Definitions and Incorporation by Reference
                         ------------------------------------------
SECTION 1.01.               Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .         1
SECTION 1.02.               Other Definitions . . . . . . . . . . . . . . . . . . . . . . .         23
SECTION 1.03.               Incorporation by Reference of
                                Trust Indenture Act . . . . . . . . . . . . . . . . . . . .         23
SECTION 1.04.               Rules of Construction . . . . . . . . . . . . . . . . . . . . .         24


                                         ARTICLE II

                                       The Securities
                                       --------------

SECTION 2.01.               Form and Dating . . . . . . . . . . . . . . . . . . . . . . . .         24
SECTION 2.02.               Execution and Authentication  . . . . . . . . . . . . . . . . .         25
SECTION 2.03.               Registrar and Paying Agent  . . . . . . . . . . . . . . . . . .         26
SECTION 2.04.               Paying Agent To Hold Money in Trust . . . . . . . . . . . . . .         26
SECTION 2.05.               Holder Lists  . . . . . . . . . . . . . . . . . . . . . . . . .         27
SECTION 2.06.               Registration of Transfer and Exchange . . . . . . . . . . . . .         27
SECTION 2.07.               Replacement Securities  . . . . . . . . . . . . . . . . . . . .         28
SECTION 2.08.               Outstanding Securities  . . . . . . . . . . . . . . . . . . . .         28
SECTION 2.09.               Treasury Securities . . . . . . . . . . . . . . . . . . . . . .         29
SECTION 2.10.               Temporary Securities  . . . . . . . . . . . . . . . . . . . . .         29
SECTION 2.11.               Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . .         29
SECTION 2.12.               CUSIP Numbers . . . . . . . . . . . . . . . . . . . . . . . . .         30
SECTION 2.13.               Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . .         30
SECTION 2.14.               Person Deemed Owners  . . . . . . . . . . . . . . . . . . . . .         31


                                         ARTICLE III

                                         Redemption
                                         ----------

SECTION 3.01.               Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . .         31
SECTION 3.02.               Selection of Securities To Be Redeemed  . . . . . . . . . . . .         31
SECTION 3.03.               Notice of Redemption  . . . . . . . . . . . . . . . . . . . . .         32
SECTION 3.04.               Effect of Notice of Redemption  . . . . . . . . . . . . . . . .         33
SECTION 3.05.               Deposit of Redemption Price . . . . . . . . . . . . . . . . . .         33
SECTION 3.06.               Securities Redeemed in Part . . . . . . . . . . . . . . . . . .         33


                                                                  Contents, p. 2

                                      ARTICLE IV

                                      Covenants
                                      ---------

SECTION 4.01.               Payment of Securities . . . . . . . . . . . . . . . . . . . . .         33
SECTION 4.02.               Limitation on Restricted Payments . . . . . . . . . . . . . . .         34
SECTION 4.03.               Limitation on Indebtedness  . . . . . . . . . . . . . . . . . .         36
SECTION 4.04.               Limitation on Payment Restrictions Affecting Subsidiaries . . .         37
SECTION 4.05.               Limitation on Creation of Liens . . . . . . . . . . . . . . . .         38
SECTION 4.06.               No Senior Subordinated Indebtedness . . . . . . . . . . . . . .         38
SECTION 4.07.               Transactions with Shareholders and Affiliates . . . . . . . . .         39
SECTION 4.08.               Sales of Assets . . . . . . . . . . . . . . . . . . . . . . . .         39
SECTION 4.09.               Limitation on Issuance of Preferred Stock . . . . . . . . . . .         43
SECTION 4.10.               Corporate Existence . . . . . . . . . . . . . . . . . . . . . .         43
SECTION 4.11.               SEC Reports; Reports to Holders . . . . . . . . . . . . . . . .         43
SECTION 4.12.               Compliance Certificates . . . . . . . . . . . . . . . . . . . .         45
SECTION 4.13.               Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . .         46
SECTION 4.14.               Payment of Taxes and Other Claims . . . . . . . . . . . . . . .         46
SECTION 4.15.               Maintenance of Properties and Insurance . . . . . . . . . . . .         46


                                         ARTICLE IVA

                                  Unrestricted Subsidiaries
                                  -------------------------

SECTION 4A.01.              Unrestricted Subsidiaries . . . . . . . . . . . . . . . . . . .         47


                                          ARTICLE V

                                        Merger, etc.
                                        ------------

SECTION 5.01.               When Company May Merge, etc.  . . . . . . . . . . . . . . . . .         48
SECTION 5.02.               Successor Corporation Substituted . . . . . . . . . . . . . . .         49


                                         ARTICLE VI

                                    Defaults and Remedies
                                    ---------------------

SECTION 6.01.               Events of Default . . . . . . . . . . . . . . . . . . . . . . .         50
SECTION 6.02.               Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . .         52
SECTION 6.03.               Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . .         53
SECTION 6.04.               Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . .         53


                                                                  Contents, p. 3

SECTION 6.05.               Control by Majority . . . . . . . . . . . . . . . . . . . . . .         54
SECTION 6.06.               Limitation on Suits . . . . . . . . . . . . . . . . . . . . . .         54
SECTION 6.07.               Rights of Holders To Receive Payment  . . . . . . . . . . . . .         54
SECTION 6.08.               Collection Suit by Trustee  . . . . . . . . . . . . . . . . . .         54
SECTION 6.09.               Trustee May File Proofs of Claim  . . . . . . . . . . . . . . .         55
SECTION 6.10.               Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . .         56
SECTION 6.11.               Undertaking for Costs . . . . . . . . . . . . . . . . . . . . .         57
SECTION 6.12.               Parties May Be Restored to Former Position and Rights in
                                Certain Circumstances . . . . . . . . . . . . . . . . . . .         57


                                         ARTICLE VII

                                           Trustee
                                           -------

SECTION 7.01.               Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . .         57
SECTION 7.02.               Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . .         59
SECTION 7.03.               Individual Rights of Trustee  . . . . . . . . . . . . . . . . .         59
SECTION 7.04.               Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . .         59
SECTION 7.05.               Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . .         60
SECTION 7.06.               Reports by Trustee to Holders . . . . . . . . . . . . . . . . .         60
SECTION 7.07.               Compensation and Indemnity  . . . . . . . . . . . . . . . . . .         60
SECTION 7.08.               Replacement of Trustee  . . . . . . . . . . . . . . . . . . . .         61
SECTION 7.09.               Successor Trustee by Merger, etc. . . . . . . . . . . . . . . .         63
SECTION 7.10.               Eligibility; Disqualification . . . . . . . . . . . . . . . . .         63
SECTION 7.11.               Preferential Collection of Claims Against the Company . . . . .         63


                                        ARTICLE VIII

                                   Discharge of Indenture
                                   ----------------------

SECTION 8.01.               Discharge of Liability on  Securities; Defeasance . . . . . . .         64
SECTION 8.02.               Conditions to Defeasance  . . . . . . . . . . . . . . . . . . .         65
SECTION 8.03.               Application of Trust Money  . . . . . . . . . . . . . . . . . .         66
SECTION 8.04.               Repayment to Company  . . . . . . . . . . . . . . . . . . . . .         66
SECTION 8.05.               Indemnity for Government Obligations  . . . . . . . . . . . . .         66
SECTION 8.06.               Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . .         67


                                                                  Contents, p. 4



                                         ARTICLE IX

                                         Amendments
                                         ----------
SECTION 9.01.               Without Consent of Holders  . . . . . . . . . . . . . . . . . .         67
SECTION 9.02.               With Consent of Holders . . . . . . . . . . . . . . . . . . . .         67
SECTION 9.03.               Compliance with Trust Indenture Act . . . . . . . . . . . . . .         68
SECTION 9.04.               Revocation and Effect of Consents . . . . . . . . . . . . . . .         68
SECTION 9.05.               Notation on or Exchange of Securities . . . . . . . . . . . . .         69
SECTION 9.06.               Trustee To Sign Amendments, etc.  . . . . . . . . . . . . . . .         69


                                          ARTICLE X

                                        Subordination
                                        -------------

SECTION 10.01.              Securities Subordinated to Senior Indebtedness  . . . . . . . .         69
SECTION 10.02.              Priority and Payment Over of Proceeds in Certain Events . . . .         70
SECTION 10.03.              Payments May Be Paid Prior to Dissolution . . . . . . . . . . .         73
SECTION 10.04.              Rights of Holders of Senior Indebtedness Not To Be Impaired . .         73
SECTION 10.05.              Authorization to Trustee To Take Action To Effectuate
                                Subordination . . . . . . . . . . . . . . . . . . . . . . .         74
SECTION 10.06.              Distribution or Notice to Representative  . . . . . . . . . . .         74
SECTION 10.07.              Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . .         74
SECTION 10.08.              Obligations of Company Unconditional  . . . . . . . . . . . . .         75
SECTION 10.09.              Trustee Entitled To Assume Payments Not Prohibited in Absence
                                of Notice . . . . . . . . . . . . . . . . . . . . . . . . .         75
SECTION 10.10.              Right of Trustee To Hold Senior Indebtedness  . . . . . . . . .         77


                                         ARTICLE XI

                                 Right To Require Repurchase
                                 ---------------------------

SECTION 11.01.              Repurchase of Securities at Option of the Holder upon Change of
                                Control Triggering Event  . . . . . . . . . . . . . . . . .         77
SECTION 11.02.              Covenant To Comply with Securities Laws upon Purchase of
                                Securities  . . . . . . . . . . . . . . . . . . . . . . . .         79


                                                                  Contents, p. 5


                                         ARTICLE XII

                                        Miscellaneous
                                        -------------

SECTION 12.01.              Trust Indenture Act Controls  . . . . . . . . . . . . . . . . .         80
SECTION 12.02.              Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .         80
SECTION 12.03.              Communication by Holders with Other Holders . . . . . . . . . .         81
SECTION 12.04.              Certificate and Opinion as to Conditions Precedent  . . . . . .         81
SECTION 12.05.              Statements Required in Certificate or Opinion . . . . . . . . .         81
SECTION 12.06.              Rules by Trustee and Agents . . . . . . . . . . . . . . . . . .         82
SECTION 12.07.              Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . .         82
SECTION 12.08.              Duplicate Originals . . . . . . . . . . . . . . . . . . . . . .         82
SECTION 12.09.              Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .         82
SECTION 12.10.              No Adverse Interpretation of Other Agreements . . . . . . . . .         82
SECTION 12.11.              Successors  . . . . . . . . . . . . . . . . . . . . . . . . . .         82
SECTION 12.12.              Severability  . . . . . . . . . . . . . . . . . . . . . . . . .         83
SECTION 12.13.              Counterpart Originals . . . . . . . . . . . . . . . . . . . . .         83

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         84

EXHIBIT A--Form of Security


                                                                [Draft--6/26/96]



                                  INDENTURE dated as of June  , 1996, between
                          LEAR CORPORATION, a Delaware corporation (the "Company"), as issuer, and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").


                 Each Party hereto agrees as follows for the equal and ratable
benefit of the Holders of the Company's      % Subordinated Notes Due 2006 (the
"Securities"):


                                   ARTICLE I

                   Definitions and Incorporation by Reference

                 SECTION 1.01.  Definitions.

                 "Acquired Indebtedness" means, with respect to the Company, Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary of the Company or assumed in connection with the acquisition by the Company or a Restricted Subsidiary of the Company of assets from such person, which assets constitute all of an operating unit of such person, and not incurred in connection with, or in contemplation of, such person becoming a subsidiary of the Company or such acquisition.

                 "Affiliate" means, when used with reference to the Company or another person, any person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company or such other person, as the case may be. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of management or policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. Notwithstanding the foregoing, the term "Affiliate" shall not include any wholly-owned subsidiary of the Company other than an Unrestricted Subsidiary.

                 "Agent" means any Registrar, Paying Agent or agent for service of notices and demands.

                 "Agent Bank" means Chemical Bank and/or its Affiliates together with any bank which is or becomes a party to the Senior Credit Agreements or any successor to Chemical Bank and/or its Affiliates, and any other Agent Bank under the Senior Credit Agreements.

                 "Asset Sale" means any sale exceeding $10,000,000, or any series of sales in related transactions exceeding $10,000,000 in the aggregate, by the Company or any Restricted Subsidiary of the Company, directly or indirectly, of properties or assets other than in the ordinary course of business, including capital stock of a Restricted Subsidiary of the Company, except for (i) the sale of receivables by the Company or any subsidiary of the Company in the ordinary course of business of the Company or any of its subsidiaries, or the transfer of receivables to a special-purpose subsidiary of the Company and the issuance by such special-purpose subsidiary, on a basis which is nonrecourse (except for representations as to the status or eligibility of such receivables or to the limited extent described in clause
(ix)(B) of the definition of "Permitted Indebtedness") to the Company or any other subsidiary of the Company (other than an Unrestricted Subsidiary), of securities secured by such receivables (a "Qualified Receivables Program"), and
(ii) any sale-and-lease-back transaction involving a Capitalized Lease Obligation permitted under Section 4.03.

                 "Automotive Interior Business" means the production, design, development, manufacture, marketing or sale of seat systems, interior systems and components, vehicle interiors or components or any related businesses.

                 "average weighted life" means, as of the date of determination, with reference to any debt security, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

                 "Board of Directors" means, with respect to any person, the Board of Directors of such person or any duly authorized committee of such Board of Directors.

                 "Board Resolution" means a copy of a resolution certified by the secretary or an assistant secretary of such person to have been duly adopted by the Board of Directors of such person or any duly authorized committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                 "Business Day" means a day that is not a Legal Holiday as defined in Section 12.07.

                 "capital stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and any and all forms of partnership interests or other equity interests in a person.

                 "Capitalized Lease Obligation" means any lease obligation of a person incurred with respect to any property (whether real, personal or mixed) acquired or leased by such person and used in its business that is accounted for as a capital lease on the balance sheet of such person in accordance with GAAP.

                 "Cash Equivalents" means (A) any evidence of Indebtedness maturing, or otherwise payable without penalty, not more than 365 days after the date of acquisition issued by the United States of America or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (B) any certificate of deposit maturing, or otherwise payable without penalty, not more than 365 days after the date of acquisition issued by, or a time deposit of, a commercial banking institution that has combined capital and surplus of not less than $300,000,000, whose debt is rated, at the time as of which any Investment therein is made, "A2" (or higher) according to Moody's or "A" (or higher) according to S&P, (C) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or subsidiary of the Company) organized and existing under the laws of the United States of America or any jurisdiction thereof, with a rating, at the time as of which any Investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (D) any money market deposit accounts issued or offered by any domestic institution in the business of accepting money market accounts or any commercial bank having capital and surplus in excess of $300,000,000 and (E) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (A) and (B).

                 "Cash Proceeds" means, with respect to any Asset Sale, cash payments (including any cash received by way of deferred payment pursuant to a note receivable or otherwise, but only as and when so received) received from such Asset Sale.

                 "Change of Control" means an event or series of events by which (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (1) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time) of 50% or more of the Voting Stock of the Company, (2) is or becomes a shareholder of the Company with the right to appoint or remove directors of the Company holding 50% or more of the voting rights at meetings of the Board of Directors on all, or substantially all, matters or (3) is or becomes able to exercise the right to give directions with respect to the operating and financial policies of the Company with which the relevant directors are obliged to comply by reason of:
(A) provisions contained in the organizational documents of the Company or (B) the existence of any contract permitting such person to exercise control over the Company; (ii) the Company consolidates with, or merges or amalgamates with or into another person or, directly or indirectly, conveys, transfers, or leases all or substantially all of its assets to any person, or any person consolidates with, or merges or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving corporation which is not redeemable capital stock or (x) such Voting Stock and (y) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment pursuant to Section 4.02 (and such amount shall be treated as a Restricted Payment subject to the provisions of
Section 4.02) and (B) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (iv) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture).

                 "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

                 "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Company or any of its subsidiaries in the ordinary course of business of the Company or such subsidiary.

                 "Common Stock" means the common stock, par value $.01 per share, of the Company.

                 "Company" means the party named as such in this Indenture, or any other obligor under this Indenture, until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                 "Consolidated" or "consolidated" means, when used with reference to any amount, such amount determined on a consolidated basis in accordance with GAAP, after the elimination of intercompany items.

                 "Consolidated Adjusted Net Worth" means, with respect to any person, as of any date of determination, the total amount of stockholders' equity of such person and its Restricted Subsidiaries which would appear on the consolidated balance sheet of such person as of the date of determination, less (to the extent otherwise included therein) the following (the amount of such stockholders' equity and deductions therefrom to be computed, except as noted below, in accordance with GAAP): (i) an amount attributable to interests in subsidiaries of such person held by persons other than such person or its Restricted

Subsidiaries; (ii) any reevaluation or other write-up in book value of assets subsequent to December 31, 1995, other than upon the acquisition of assets acquired in a transaction to be accounted for by purchase accounting under GAAP made within twelve months after the acquisition of such assets; (iii) treasury stock; (iv) an amount equal to the excess, if any, of the amount reflected for the securities of any person which is not a subsidiary over the lesser of cost or market value (as determined in good faith by the Board of Directors) of such securities; and (v) Disqualified Stock of the Company or any Restricted Subsidiary of the Company.

                 "Consolidated Amortization Expense" means for any person, for any period, the amortization of goodwill and other intangible items of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Cash Flow Available for Interest Expense" means, for any person and the Company, the sum of the aggregate amount, for the four fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the transaction giving rise to the need to calculate the Consolidated Cash Flow Available for Interest Expense (the "Transaction Date"), of (i) Consolidated Net Income (Loss) of such person, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation Expense, (iv) Consolidated Amortization Expense, (v) Consolidated Interest Expense and (vi) other noncash items reducing Consolidated Net Income (Loss), minus noncash
items increasing Consolidated Net Income (Loss).   Consolidated Cash Flow
Available for Interest Expense for any period shall be adjusted to give pro forma effect (to the extent applicable) to (i) each acquisition by the Company or a Restricted Subsidiary of the Company during such period up to and including the Transaction Date (the "Reference Period") in any person which, as a result of such acquisition, becomes a Restricted Subsidiary of the Company, or the acquisition of assets from any person which constitute substantially all of an operating unit or business of such person and (ii) the sale or other disposition of any assets (including capital stock) of the Company or a Restricted Subsidiary of the Company, other than in the ordinary course of business, during the Reference Period, as if such acquisition or sale or disposition of assets by the Company or a Restricted

Subsidiary of the Company occurred on the first day of the Reference Period.

                 "Consolidated Depreciation Expense" means for any person, for any period, the depreciation expense of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Income Tax Expense" means, for any person, for any period, the aggregate of the income tax expense of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Interest Expense" means, for any person, for any period, the sum of (a) the Interest Expense of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis,
(b) dividends in respect of preferred or preference stock of a Restricted Subsidiary of the Company held by persons other than the Company or a wholly owned Restricted Subsidiary of the Company and (c) interest incurred during the period and capitalized by the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP. For purposes of clause (b) of the preceding sentence, dividends shall be deemed to be an amount equal to the actual dividends paid divided by one minus the applicable actual combined Federal, state, local and foreign income tax rate of the Company (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.

                 "Consolidated Interest Expense Coverage Ratio" means, with respect to any person, the ratio of (i) the aggregate amount of the applicable Consolidated Cash Flow Available for Interest Expense of such person to (ii) the aggregate Consolidated Interest Expense which such person shall accrue during the first full fiscal quarter following the Transaction Date and the three fiscal quarters immediately subsequent to such fiscal quarter, such Consolidated Interest Expense to be calculated on the basis of the amount of such person's Indebtedness (on a consolidated basis) outstanding on the Transaction Date and reasonably anticipated by such person in good faith to be outstanding from time to time during such period.

                 "Consolidated Net Income (Loss)" means, with respect to any person, for any period, the aggregate of the net income (loss) of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) (i) the net income (loss) of any person which is not a Restricted Subsidiary of such person and which is accounted for by the equity method of accounting, except to the extent of the amount of cash dividends or distributions paid by such other person to such person or to a Restricted Subsidiary of such person, (ii) the net income (loss) of any person accrued prior to the date on which it is acquired by such person or a Restricted Subsidiary of such person in a pooling of interests transaction, (iii) except for NS Beteiligungs GmbH (a German Foreign Subsidiary) or any successor entity, the net income (loss) of any Restricted Subsidiary of such person to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement or instrument (except any agreement or instrument permitted under Section 4.04), judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, in each case determined in accordance with GAAP, (iv) any gain or loss, together with any related provision for taxes in respect of such gain or loss, realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale-and- lease-back transactions) of any asset or property outside of the ordinary course of business and any gain or loss realized upon the sale or other disposition by such person of any capital stock or marketable securities and (v) any noncash charges incurred by the Company and its Restricted Subsidiaries at any time in connection with SFAS 106.

                 "Corporate Trust Office" means the office of the Trustee located in New York, New York, at which at any particular time its corporate services business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

                 "Currency Swap Obligations" means, with respect to any person, the Obligations of such person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement as to which such person is a party or beneficiary.

                 "Default" means any event which is, or after notice or lapse of time or both would be, an Event of Default.

                 "Defaulted Interest" means the interest provided for in
Section 2.13.

                 "Disinterested Director" means, with respect to an Affiliate Transaction or series of related Affiliate Transactions, a member of a Board of Directors who has no financial interest, and whose employer has no financial interest, in such Affiliate Transaction or series of related Affiliate Transactions.

                 "Disqualified Stock" means any capital stock of the Company or any Restricted Subsidiary of the Company which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Securities or which is exchangeable or convertible into debt securities of the Company or any Restricted Subsidiary of the Company, except to the extent that such exchange or conversion rights cannot be exercised prior to the maturity of the Securities.

                 "Event of Default" shall have the meaning provided in Section 6.01.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Foreign Subsidiary" means any subsidiary of the Company organized and conducting its principal operations outside the United States.

                 "GAAP" means generally accepted accounting principles on a basis consistently applied, provided that all ratios and calculations contained in this Indenture will be calculated in accordance with generally accepted accounting principles in effect on the date of this Indenture.

                 "guarantee" means, as applied to any Obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Obligation or (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such Obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. Notwithstanding anything herein to the contrary, a guarantee shall not include any agreement solely because such agreement creates a Lien on the assets of any person. The amount of a guarantee shall be deemed to be the maximum amount of the Obligation guaranteed for which the guarantor could be held liable under such guarantee.

                 "Holder" means the person in whose name a Security is registered on the Registrar's books.

                 "Indebtedness" means (without duplication), with respect to any person, any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (except any such balance that constitutes a trade payable in the ordinary course of business that is not overdue by more than 120 days or is being contested in good faith), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with GAAP, and shall also include letters of credit, Obligations with respect to Swap Obligations, any Capitalized Lease Obligation, the maximum fixed repurchase price of any Disqualified Stock, Obligations secured by a Lien to which any property or asset, including leasehold interests under Capitalized Lease Obligations and any other tangible or intangible property rights, owned by such person is subject, whether or not the Obligations secured thereby shall have been assumed (provided that, if the Obligations have not been assumed, such Obligations shall be deemed to be in an amount not to exceed the fair market value of the property or properties to which the Lien relates, as determined in good faith by the Board of Directors of such person and as evidenced by a Board Resolution), and guarantees of items which would be included within this definition (regardless of whether such items would appear upon such balance sheet); provided that for the purpose of computing the amount of Indebtedness outstanding at any time, items shall be excluded to the extent that they would be eliminated as intercompany items in consolidation. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such person.

                 "Indenture" means this Indenture, as amended, supplemented or modified from time to time.

                 "Interest Expense" means for any person, for any period, the aggregate amount of interest in respect of Indebtedness (including all fees and charges owed with respect to letters of credit and bankers' acceptance financing and the net costs associated with Interest Swap Obligations and all but the principal component of rentals in respect of Capitalized Lease Obligations) incurred or scheduled to be incurred by such person during such period, all as determined in accordance with GAAP, except that non-cash amortization or write-off of deferred financing fees and expenses shall not be included in the calculation of Interest Expense. For purposes of this definition, (a) interest on Indebtedness determined on a fluctuating basis for periods succeeding the date of determination shall be deemed to accrue at a rate equal to the rate of interest on such Indebtedness in effect on the last day of the fiscal quarter immediately preceding the date of determination and
(b) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by an Officer of such person to be the rate of interest implicit in such Capitalized Lease
Obligation in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board).

                 "Interest Swap Obligation" means, with respect to any person, the Obligations of such person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount.

                 "Investment" by any person means (i) all investments by such person in any other person in the form of loans, advances or capital contributions; (ii) all guarantees of Indebtedness or other obligations of any other person by such person; (iii) all purchases (or other acquisitions for consideration) by such person of Indebtedness, capital stock or other securities of any other person; (iv) all other items that would be classified as investments (including, without limitation, purchases outside the ordinary course of business) on a balance sheet of such person prepared in accordance with GAAP; or (v) the designation of any Restricted Subsidiary of the Company as an Unrestricted Subsidiary as provided under Section 4A.01. For purposes of this definition and the provisions described under Section 4A.01 and Section
4.02 (i) with respect to a Restricted Subsidiary that is designated as an Unrestricted Subsidiary, "Investment" will mean the portion (proportionate to the Company's equity interest in such subsidiary) of the net book value of the stockholders' equity of such subsidiary at the time that such subsidiary is designated as an Unrestricted Subsidiary plus, without duplication, all other outstanding Investments made by the Company in that Restricted Subsidiary; (ii) with respect to a person that is designated as an Unrestricted Subsidiary simultaneously with its becoming a subsidiary of the Company, "Investment" will mean the Investment made by the Company and its Restricted Subsidiaries to acquire such subsidiary plus, without duplication, all other outstanding Investments made by the Company in such person; and (iii) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

                 "Investment Grade" is defined as BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's.

                 "Letters of Credit" means letters of credit under the Senior Credit Agreements.

                 "Lien" means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease creating a Capitalized Lease Obligation).

                 "Moody's" means Moody's Investor Services, Inc. or if Moody's ceases to make a rating of the Securities publicly available, a nationally recognized securities rating agency selected by the Company.

                 "Net Cash Proceeds" means, with respect to any Asset Sale, the Cash Proceeds of such Asset Sale net of fees, commissions, expenses and other costs of sale (including payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness which is either secured by a Lien on the stock or other assets sold or can be or is accelerated by such sale), taxes paid or payable as a result thereof, and any amount required to be paid to any person (other than the Company or any of its subsidiaries) owning a beneficial interest in the stock or other assets sold, provided that when any noncash consideration for an Asset Sale is converted into cash, such cash shall then constitute Net Cash Proceeds.

                 "Obligation" means any principal, interest, premium, penalties, fees and any other liabilities payable under the documentation governing any Indebtedness.

                 "Officer" of any person means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or the Controller of such person.

                 "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller of any person.

                 "Opinion of Counsel" means a written opinion from legal counsel prepared in accordance with Sections 12.04 and 12.05. The counsel may be an employee of or counsel to the Company.

                 "Permitted Indebtedness" means: (i) Indebtedness of the Company pursuant to its Obligations under, or Indebtedness of any Restricted Subsidiary of the Company under, the Senior Credit Agreements; provided that in no event shall the aggregate amount of Indebtedness permitted to be outstanding at any one time pursuant to this clause (i) exceed $1,800,000,000 (less any amounts permanently repaid under the Senior Credit Agreements but without deducting payments under the revolving credit facilities and the swing line facility of the Senior Credit Agreements unless the commitments thereunder have been permanently reduced); (ii) Indebtedness represented by guarantees of Indebtedness which is permitted by Section 4.03; (iii) Indebtedness evidenced by the Securities; (iv) Indebtedness evidenced by the Senior Subordinated Notes and the Subordinated Notes; (v) Indebtedness of the Company to any Restricted Subsidiary of the Company and Indebtedness of any Restricted Subsidiary of the Company to the Company or another Restricted Subsidiary of the Company, provided that the Company or such Restricted Subsidiary shall not become liable to any person other than the Company or a Restricted Subsidiary of the Company with respect thereto; (vi) Indebtedness of the Company or any Restricted Subsidiary of the Company represented by Swap Obligations, provided that such Swap Obligations are related to payment Obligations on Indebtedness otherwise permitted by Section 4.03 and shall not result in an increase in the principal amount of the underlying outstanding Indebtedness or are used for the hedging of foreign currency translation risk in the ordinary course; (vii) Indebtedness of the Company and its Restricted Subsidiaries, and any undrawn amounts, under legally binding revolving credit or standby credit facilities existing on the date of this Indenture and Refinancing Indebtedness in respect of such Indebtedness or amounts; (viii) Indebtedness of any Foreign Subsidiary that is a Restricted Subsidiary to the extent that the aggregate principal amount of the Indebtedness being incurred, together with all other outstanding Indebtedness of such Foreign Subsidiary incurred pursuant to this clause
(viii), does not exceed an amount equal to the sum of (x) 80% of the consolidated book value of the accounts receivable of such Foreign Subsidiary and (y) 60% of the consolidated book value of the inventories of such Foreign Subsidiary; (ix) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of guarantees of receivables originated by the Company or any of its Restricted Subsidiaries and sold to other persons to the extent that (A) the sale of such receivables does not constitute an Asset Sale and (B) such guarantees are in respect of warranties granted by the Company or a Restricted Subsidiary on the products giving rise to such receivables and such guarantees are not in respect of any other aspect of such receivables, including the capacity of any customer to meet its obligations under such receivables; (x) Indebtedness of the Company and its Restricted Subsidiaries in respect of guarantees of Indebtedness of less than majority owned persons, provided that in no event shall Indebtedness permitted pursuant to this clause (x) exceed $5,000,000; (xi) other Indebtedness of the Company and of any Restricted Subsidiary of the Company, provided that in no event shall the aggregate amount of Indebtedness of the Company and of Restricted Subsidiaries of the Company permitted to be outstanding pursuant to this clause (xi) at any one time exceed $50,000,000; and (xii) Indebtedness of special-purpose subsidiaries of the Company in respect of securities secured by receivables transferred to such special-purpose subsidiaries by the Company or a Subsidiary of the Company, provided that (A) the transfer of such receivables does not constitute an Asset Sale, (B) such special-purpose subsidiaries engage in no activities other than the purchase of such receivables and the issuance of such securities, and (C) such securities are non-recourse to the Company or any other Restricted Subsidiary of the Company (except for representations as to the status or eligibility of such receivables or to the limited extent described in clause
(ix)(B) above in this definition).

                 "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted and, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other Obligations of like nature incurred in the ordinary course of business (exclusive of Obligations for the payment of borrowed money); (v) easements, rights-of-way, restrictions, zoning provisions and other governmental restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its subsidiaries; (vi) judgment Liens not giving rise to a Default or Event of Default; (vii) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its subsidiaries;
(viii) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the industry, in each case securing Indebtedness under Swap Obligations; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease Obligation or operating lease or any Lien granted by a lessor on such property which does not interfere in any material respect with the business of the Company and its Restricted Subsidiaries; (x) Liens arising from filing UCC financing statements regarding leases; (xi) Liens securing reimbursement Obligations with respect to Commercial Letters of Credit which encumber documents and other property relating to such Commercial Letters of Credit and the products and proceeds thereof; (xii) other Liens existing on the date of this Indenture; (xiii) other Liens to secure Obligations not in excess of $1,000,000 in the aggregate at any time outstanding, except to secure Indebtedness; (xiv) Liens on accounts receivable and any assets related thereto granted in connection with a Qualified Receivables Program; and (xv) Liens securing Indebtedness permitted pursuant to clauses (i), (vi), (vii), (viii), (xi) and (xii) of the definition of "Permitted Indebtedness".

                 "person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "principal" of a debt security means the principal of the security plus, if such security has been called for redemption, the premium, if any, payable on such security upon redemption of such security.

                 "Rating Decline" means the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrading by either Moody's or S&P): (i) in the event that the Securities are rated by either Moody's or S&P prior to the date of such public notice as Investment Grade, the rating of the Securities by both such rating agencies shall be decreased to below Investment Grade or (ii) in the event the Securities are rated below Investment Grade by both such rating agencies prior to the date of such public notice, the rating of the Securities by either rating agency shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

                 "Redemption Date" means, with respect to any Security to be redeemed, the date fixed for such redemption pursuant to this Indenture.

                 "Redemption Price" means, with respect to any Security to be redeemed, the price fixed for such redemption pursuant to this Indenture as set forth in paragraph 5 of the form of Security annexed hereto as Exhibit A.

                 "refinance" has the meaning specified in the definition of "Refinancing Indebtedness", and "refinances", "refinancing" and "refinancings" have correlative meanings.

                 "Refinancing Indebtedness" means Indebtedness of the Company or its Restricted Subsidiaries, the net proceeds of which (after customary fees, expenses and costs related to the incurrence of such Indebtedness) are applied to repay, refund, prepay, repurchase, redeem, defease, retire or refinance (collectively, "refinance") outstanding Indebtedness permitted to be incurred under the terms of this Indenture; provided that Refinancing Indebtedness that refinances any Permitted Indebtedness shall be deemed to be incurred and to be outstanding under the relevant clause in the definition of "Permitted Indebtedness"; and provided further that (A) the original issue amount of the Refinancing Indebtedness shall not exceed the maximum principal amount, accrued interest and premium, if any, of the Indebtedness to be repaid or, if greater in the case of clause (i) or (vii) of the definition of "Permitted Indebtedness", permitted to be outstanding under the agreements governing the Indebtedness being refinanced (or if such Indebtedness was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of the incurrence of the Refinancing Indebtedness) plus the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, (B) Refinancing Indebtedness incurred by any Restricted Subsidiary of the Company shall not be used to refinance outstanding Indebtedness other than Senior Indebtedness of the Company and (C) with respect to any Refinancing Indebtedness which refinances Indebtedness which ranks pari passu or junior in right of payment to the Securities, (1) the Refinancing Indebtedness has an average weighted life which is equal to or greater than the then average weighted life of the Indebtedness being refinanced, (2) if such Indebtedness being refinanced is pari passu in right of payment to the Securities, such Refinancing Indebtedness does not rank senior in right of payment to the payment of principal of and interest on the Securities, and (3) if such Indebtedness being refinanced is subordinated to the Securities, such Refinancing Indebtedness is subordinated to the Securities to the same extent and on substantially the same terms.

                 "Representative" means the trustee, agent or representative for an issue of Senior Indebtedness.

                 "Restricted Debt Prepayment" means any purchase, redemption, defeasance (including, but not limited to, in substance or legal defeasance) or other acquisition or retirement for value (collectively a "prepayment"), directly or indirectly, by the Company or a Restricted Subsidiary of the Company (other than to the Company or a Restricted Subsidiary of the Company), prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment in respect of Indebtedness of the Company or such Restricted Subsidiary which would rank subordinate in right of payment to the Securities ("Prepaid Debt"); provided, that (i) any such prepayment of any Prepaid Debt shall not be deemed to be a Restricted Debt Prepayment to the extent such prepayment is made (x) with the proceeds of the substantially concurrent sale (other than to a subsidiary of the Company) of shares of the capital stock (other than Disqualified Stock) of the Company or rights, warrants or options to purchase such capital stock of the Company or (y) in exchange for or with the proceeds from the substantially concurrent issuance of Refinancing Indebtedness and (ii) no Default or Event of Default shall have occurred and be continuing at the time or shall occur as a result of such sale of capital stock or issuance of such Refinancing Indebtedness.

                 "Restricted Investment" means, with respect to any person, any Investments by such person in any of its Affiliates (other than its Restricted Subsidiaries) or in any person that becomes an Affiliate (unless it becomes a Restricted Subsidiary) as a result of such Investment to the extent that the aggregate amount of all such Investments made after the date of this Indenture, whether or not outstanding, less the amount of cash received by such person upon the disposition or satisfaction of any such Investment exceeds $100,000,000.

                 "Restricted Payment" means any (i) Restricted Stock Payment,
(ii) Restricted Debt Prepayment or (iii) Restricted Investment.

                 "Restricted Stock Payment" means (i) with respect to the Company, any dividend, either in cash or in property (except dividends payable in Common Stock), on, or the making by the Company of any other distribution in respect of, its capital stock, now or hereafter outstanding, or the redemption, repurchase, retirement or other acquisition for value by the Company or any Restricted Subsidiary of the Company, directly or indirectly, of capital stock of the Company or any warrants, rights (other than exchangeable or convertible Indebtedness of the Company) or options to purchase or acquire shares of any class of the Company's capital stock, now or hereafter outstanding, and (ii) with respect to any subsidiary of the Company, any redemption, repurchase, retirement or other acquisition for value by the Company or a Restricted Subsidiary of the Company of capital stock of such subsidiary or any warrants, rights (other than exchangeable or convertible Indebtedness of any subsidiary of the Company), or options to purchase or acquire shares of any class of capital stock of such subsidiary, now or hereafter outstanding, except with respect to capital stock of such subsidiary or such warrants, rights or options owned by (x) the Company or a Restricted Subsidiary of the Company or (y) any person which is not an Affiliate of the Company.

                 "Restricted Subsidiary" means any subsidiary of the Company other than an Unrestricted Subsidiary.

                 "S&P" means Standard & Poor's Corporation, or if it ceases to make a rating of the Securities publicly available, a nationally recognized securities rating agency selected by the Company.

                 "SEC" means the Securities and Exchange Commission and any government agency succeeding to its functions.

                 "Securities" means the      % Subordinated Notes due 2006 of
the Company issued pursuant to this Indenture.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Senior Credit Agreements" means, both individually and collectively, (i) the Credit Agreement dated as of August 17, 1995, among the Company, the several financial institutions parties thereto from time to time (the "Original Banks") and the Agent Bank and (ii) the Credit Agreement dated June 27, 1996, among the Company, the several financial institutions parties thereto (together with the Original Banks, the "Banks") and the Agent Bank, as the same have been heretofore amended and may be amended hereafter from time to time, and any subsequent credit agreement or agreements constituting a refinancing, extension or modification thereof.

                 "Senior Indebtedness" means the Obligations of the Company with respect to (i) any and all amounts payable by or on behalf of the Company or any of its Restricted Subsidiaries under or in respect of its obligations (including reimbursement obligations in respect of letters of credit) incurred and outstanding from time to time under the Senior Credit Agreements, the security documents entered into in connection therewith, or any refinancings thereof (including interest accruing on or after filing of any petition in bankruptcy or reorganization relating to the Company, at the rate specified in such Senior Indebtedness whether or not a claim for post-filing interest is allowed in such proceeding); (ii) Swap Obligations of the Company or any of its Restricted Subsidiaries related to any payment Obligations on Senior Indebtedness or the hedging of foreign currency translation risk entered into in the ordinary course; (iii) any and all amounts payable by the Company under or in respect of its Obligations incurred and outstanding from time to time under the Senior Subordinated Notes or any refinancings thereof; and (iv) any other Indebtedness of the Company, whether outstanding on the date of this Indenture or hereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness is not senior in right of payment to the Securities; provided that, notwithstanding the foregoing, Senior Indebtedness shall not include (A) Indebtedness represented by the Securities, (B) Indebtedness incurred in violation of this Indenture, (C) Indebtedness which is represented by Disqualified Stock, (D) amounts payable or any other Indebtedness to trade creditors created, incurred, assumed or guaranteed by the Company or any subsidiary of the Company in the ordinary course of business in connection with obtaining goods or services, (E) amounts payable or any other Indebtedness to employees of the Company or any subsidiary of the Company as compensation for services, (F) Indebtedness of the Company to a subsidiary of the Company, (G) any liability for Federal, state, local or other taxes owed or owing by the Company and (H) Indebtedness represented by the Subordinated Notes.

                 "Senior Subordinated Indebtedness" means, with respect to any person, any Indebtedness of a person that specifically provides that such Indebtedness is to rank pari passu with other Senior Subordinated Indebtedness of such person and is not subordinated by its terms to any Indebtedness of such person which is not Senior Indebtedness.

                 "Senior Subordinated Notes" means the 11 1/4% Senior Subordinated Notes of the Company due 2000, issued pursuant to an Indenture dated as of July 15, 1992 among the Company and The Bank of New York, as trustee.

                 "Senior Subordinated Notes Trustee" means The Bank of New York, or any duly appointed successor thereto, as trustee under an Indenture dated as of July 15, 1992, among the Company and The Bank of New York, as trustee.

                 "Significant Subsidiary" means one or more subsidiaries of the Company which, in the aggregate, have (i) assets, or in which the Company and its other subsidiaries have Investments, equal to or greater than 5% or more of the total assets of the Company and its subsidiaries consolidated at the end of the most recently completed fiscal year of the Company or (ii) consolidated gross revenue equal to or exceeding 5% of the consolidated gross revenue of the Company for its most recently completed fiscal year.

                 "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.13.

                 "Specified Senior Indebtedness" means (i) Indebtedness under the Senior Credit Agreements (or any refunding or refinancing thereof) and (ii) any other single issue of Senior Indebtedness (other than the Senior Subordinated Notes) having an initial principal amount of

$30,000,000 or more. For purposes of this definition, a refinancing of any Specified Senior Indebtedness shall be treated as such only if it ranks or would rank on a pari passu basis with the Indebtedness refinanced.

                 "Subordinated Notes" means the 8 1/4% Subordinated Notes of the Company due 2002, issued pursuant to an Indenture dated as of February 1, 1994 among the Company and State Street Bank & Trust Company, as trustee.

                 "subsidiary" of any person means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person or by such person and a subsidiary or subsidiaries of such person or by a subsidiary or subsidiaries of such person or (ii) any other person (other than a corporation) in which such person or such person and a subsidiary or subsidiaries of such person or a subsidiary or subsidiaries of such persons, at the time, directly or indirectly, owned at least a majority ownership interest.

                 "Swap Obligations" of any person means the net Obligations of such person pursuant to any agreement, cap, collar, swap or other financial agreement or arrangement designed to protect such person against, in the case of Interest Swap Obligations, fluctuations in interest rates and, in the case of Currency Swap Obligations, fluctuations in currency exchange rates.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code
Section 77aaa-77bbbb), as in effect on the date of this Indenture (except as otherwise provided in Section 9.03).

                 "Trustee" means the party named as such above until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                 "Trust Officer" means any officer in the corporate trust department of the Trustee or any other officer of the Trustee assigned by the Trustee to administer this Indenture.

                 "UCC" means the Uniform Commercial Code in effect from time to time in any state in the United States of America or the District of Columbia.

                 "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are non-callable at the option of the issuer thereof.

                 "Voting Stock" means all classes of capital stock then outstanding of a person normally entitled to vote in elections of directors.

                 SECTION 1.02.  Other Definitions.

                                                                             Defined in
                                Term                                          Section
                                ----                                         ----------

                 "Bankruptcy Law" ..................                              6.01
                 "Banks" ...........................                              1.01
                 "Custodian" .......................                              6.01
                 "incurrence" ......................                              4.03
                 "Interest Payment Date" ...........                         Section 1
                                                                             of Exh. A
                                                                                hereto
                 "Legal Holiday" ...................                             12.07
                 "Original Banks" ..................                              1.01
                 "Paying Agent" ....................                              2.03
                 "Payment Blockage Period" .........                             10.02
                 "Prepaid Debt" ....................                              1.01
                 "Purchase Date" ...................                             11.01
                 "Purchase Price" ..................                             11.01
                 "Qualified Receivables Program" ...                              1.01
                 "Record Date" .....................                         Section 2
                                                                             of Exh. A
                                                                                hereto
                 "Reference Period" ................                              1.01
                 "Registrar" .......................                              2.03
                 "Repurchase Date" .................                              4.08
                 "Repurchase Offer" ................                              4.08
                 "Repurchase Offer Amount" .........                              4.08
                 "Repurchase Price" ................                              4.08
                 "Special Record Date" .............                              2.13
                 "Transaction Date" ................                              1.01
                 "Unrestricted Subsidiary"..........                             4A.01

                 SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                 The following TIA terms used in this Indenture have the following meanings:

                 "indenture securities" means the Securities:

                 "indenture security holder" means a Holder;

                 "indenture to be qualified" means this Indenture;

                 "indenture trustee" or "institutional trustee" means the Trustee; and

                 "obligor" on the Securities means the Company and any other obligor on the indenture securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                 SECTION 1.04. Rules of Construction. Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (iii) references to GAAP shall mean generally accepted accounting principles in effect in the United States as of the time and for the period as to which such accounting principles are to be applied; (iv) notwithstanding the provisions of Section 1.04(iii), all ratios and calculations contained in this Indenture shall be calculated in accordance with generally accepted accounting principles in effect as of the date hereof; (v) "or" is not exclusive; (vi) words in the singular include the plural, and in the plural include the singular; and (vii) provisions apply to successive events and transactions.


                                   ARTICLE II

                                 The Securities

                 SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

                 The terms and provisions contained in the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                 The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which such Securities may then be listed, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

                 SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities and may be in facsimile form.

                 If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

                 A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                 The Trustee shall authenticate and deliver Securities for original issue in the aggregate principal amount of not more than $200,000,000 pursuant to a written order of the Company signed by two Officers. The order shall specify the amount of Securities to be authenticated and the date upon which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $200,000,000 except as provided in Sections 2.07 and 2.08.

                 The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

                 The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

                 SECTION 2.03. Registrar and Paying Agent. The Company shall maintain in the Borough of Manhattan, New York, New York, an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"), and the Company shall maintain in the Borough of Manhattan, New York, New York, an office or agency where notices or demands to or upon the Company in respect of the Securities and the Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any additional registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder.

                 The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent who is not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent or Registrar.

                 The Company initially appoints the Trustee at the address specified in Section 12.02 as Registrar and Paying Agent, and the Company initially appoints the Trustee as agent for service of notices and demands.

                 SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to the due date of principal of and interest on any Security, the Company shall deposit with the Paying Agent money sufficient to pay such principal and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities) and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) in making any such payment. While any such failure continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money so paid over to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

                 SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date for the Securities and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                 SECTION 2.06. Registration of Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When Securities are presented to the Registrar or a coregistrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met; provided that a Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue Securities, and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with registration, transfer or exchange of Securities other than exchanges pursuant to Section 2.10, 3.06, 9.05 or 11.01(d) not involving any transfer.

                 The Registrar shall not be required to register the transfer or exchange of (i) any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (ii) any Security for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

                 SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, at the Company's request, shall authenticate a replacement Security if the requirements of the Trustee and the Company are met; provided that, if any such Security has been called for redemption in accordance with the terms thereof, the Trustee may pay the Redemption Price thereof on the Redemption Date without authenticating or replacing such Security. The Trustee or the Company may, in either case, require the Holder to provide an indemnity bond sufficient in the judgment of each of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced or if the Redemption Price therefor is paid pursuant to this Section. The Company may charge the Holder who has lost a Security for its expenses in replacing a Security.

                 Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

                 SECTION 2.08. Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

                 If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding and interest ceases to accrue unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                 If all principal of and interest on any of the Securities are considered paid under Section 4.01, such Securities shall cease to be outstanding and interest on them shall cease to accrue.

                 Except as provided in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds such Security.

                 SECTION 2.09. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any other obligor, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or such other obligor, shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which such Trustee actually knows are so owned shall be so disregarded.

                 SECTION 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.

                 If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the Corporate Trust Office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like aggregate principal amount of definitive Securities having the same date as such temporary Securities. Until so exchanged such temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                 SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or repurchase. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, repurchase, redemption, replacement or cancellation and shall return canceled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

                 SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices given pursuant to Section 3.03, 4.08 or
11.01 as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

                 SECTION 2.13. Defaulted Interest. If the Company fails to make a payment of interest on the Securities, it shall pay such interest, plus interest payable on the defaulted interest (to the extent permitted by law), to the persons who are Holders on a subsequent special record date (the "Special Record Date"), which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall be at least 40 days from the date of such notice), and at the same time the Company shall deposit with the Trustee an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 or less than 10 days prior to the date of the proposed payment and not less than 15 days after the receipt of the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered as of the close of business on such Special Record Date.

                 Notwithstanding the foregoing, no such payment of Defaulted Interest shall affect the status of the failure to pay interest when due as an Event of Default under Section 6.01.

                 SECTION 2.14. Person Deemed Owners. Prior to due presentment for transfer, the Company, the Trustee, the authenticating agent, if any, and any Agent may treat the Holder as the owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, the authenticating agent, if any, nor any Agent (including the Paying Agent, if any) shall be affected by notice to the contrary.


                                  ARTICLE III

                                   Redemption

                 SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee of the intended redemption date and the principal amount of Securities to be redeemed.

                 The Company shall give each notice provided for in this Section and an Officers' Certificate at least 30 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

                 SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed from the outstanding Securities not previously called for redemption pro rata or by lot in accordance with a method the Trustee considers fair and appropriate. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000.

                 The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                 SECTION 3.03. Notice of Redemption. At least 15 days but not more than 60 days before the Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at the address of such Holder appearing in the register.

                 The notice shall identify the Securities to be redeemed and shall state: (1) the Redemption Date; (2) the Redemption Price; (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued; (4) the name and address of the Paying Agent; (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest (if any) to the Redemption Date; (6) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest (if any) to the Redemption Date upon surrender of the Securities to the Paying Agent; (7) the Security's CUSIP number (subject to the proviso in Section 2.12 hereof) and (8) the aggregate principal amount of Securities being redeemed.

                 At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at its expense. Concurrently with the giving of any such notice by the Company to the Holders, the Company shall deliver to the Trustee an Officers' Certificate stating that such notice has been given. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security shall not affect the validity of the proceeding for the redemption of any other Security.

                 SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price plus accrued interest to the Redemption Date. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price plus accrued interest (if any) to the Redemption Date.

                 SECTION 3.05. Deposit of Redemption Price. Prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued interest to the Redemption Date on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                 SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company, a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                   Covenants

                 SECTION 4.01. Payment of Securities. The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay all principal and interest then due if payment thereof is not prohibited by Article X.

                 The Company shall pay interest on overdue principal at the rate then borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent legally permitted.

                 SECTION 4.02. Limitation on Restricted Payments. The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, make any Restricted Payment unless (a) no Default or Event of Default has occurred and is continuing at the time or shall occur as a consequence of such Restricted Payment and (b) after giving effect to such Restricted Payment, the aggregate amount expended for all Restricted Payments subsequent to December 31, 1993 (the amount so expended, if other than in cash, to be determined by the Board of Directors, whose reasonable determination shall be conclusive and evidenced by a Board Resolution) does not exceed the sum of (i) 50% of Consolidated Net Income of the Company (or in the case such Consolidated Net Income shall be a deficit, minus 100% of such deficit) during the period (treated as one accounting period) subsequent to December 31, 1993 and ending on the last day of the fiscal quarter immediately preceding such Restricted Payment, (ii) the aggregate net proceeds, including cash and the fair market value of property other than cash (as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution), received by the Company during such period from any person other than a Restricted Subsidiary of the Company, as a result of the issuance of capital stock of the Company (other than any Disqualified Stock) or warrants, rights or options to purchase or acquire such capital stock, including such capital stock issued upon conversion or exchange of Indebtedness or upon exercise of warrants or options and any contributions to the capital of the Company received by the Company from any such person less the amount of such net proceeds actually applied as permitted by clause (ii) of the next paragraph or by the proviso to the definition of "Restricted Debt Prepayment", (iii) in the case of the redesignation of an Unrestricted Subsidiary to a Restricted Subsidiary, the amount by which Restricted Payments permitted under this Section 4.02 would have increased if such Unrestricted Subsidiary had never been designated as an Unrestricted Subsidiary, determined at the time of such redesignation and (iv) without duplication to clause (iii), the net reduction in Restricted Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets or amounts received upon the disposition of any Restricted Investments; provided that, at the time of such Restricted Payment and after giving effect thereto, the Company or any

Restricted Subsidiary of the Company shall be able to incur an additional $1.00 of Indebtedness pursuant to clauses (a) and (b) of Section 4.03. For purposes of any calculation pursuant to the preceding sentence which is required to be made within 60 days after the declaration of a dividend by the Company, such dividend shall be deemed to be paid at the date of declaration.

                 The provisions of this Section 4.02 shall not be violated by reason of (i) the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration such payment complied with the provisions hereof; (ii) the purchase, redemption, acquisition or retirement of any shares of the Company's capital stock in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a subsidiary of the Company) of, other shares of capital stock (other than Disqualified Stock) of the Company or rights, warrants or options to purchase or acquire such capital stock of the Company; or (iii) payments by the Company (A) for the mandatory repurchase of shares of Common Stock or other capital stock of the Company (or scheduled payments of principal of or interest on notes issued to finance the repurchase of such shares) from employees of the Company or its subsidiaries under employment agreements or in connection with employment termination agreements, (B) to satisfy any Obligations under the terms of the Stockholders Agreement or (C) for the purchase, redemption or retirement of any shares of any capital stock of the Company or options to purchase capital stock of the Company in connection with the exercise of outstanding stock options; provided that no Default or Event of Default has occurred and is continuing at the time, or shall occur as a result, of such Restricted Payment. For purposes of determining the aggregate amount of Restricted Payments in accordance with clause (b) of the first paragraph of this Section 4.02, all amounts expended pursuant to clause (i) or (ii) (except to the extent deemed to have been paid pursuant to the immediately preceding paragraph) of this paragraph shall be included.

                 For the purpose of this Section 4.02 and the proviso to the definition of "Restricted Debt Prepayment", the net proceeds from the issuance of shares of capital stock of the Company upon the conversion of debt securities shall be deemed to be an amount equal to the net book value of such debt securities (plus the additional amount required to be paid upon such conversion, if any), less any cash payment on account of fractional shares; the "net book value" of a security shall be the amount received by the Company on the issuance of such security, as adjusted on the books of the Company to the date of conversion. The foregoing shall not be interpreted to limit the authority of the Board of Directors to determine the value of other securities of the Company or of any subsidiary of the Company or other property received as net proceeds; provided that the value of the other property shall not exceed the net book value of such property.

                 Within 45 days after the end of the fiscal quarter in which any Restricted Payment was made, the Company shall deliver to the Trustee an Officers' Certificate setting forth the date of each such Restricted Payment and the computation by which the amount available for Restricted Payments on that date was determined.

                 SECTION 4.03. Limitation on Indebtedness. Except for Permitted Indebtedness and Refinancing Indebtedness, the Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable for, contingently or otherwise, extend the maturity of or become responsible for the payment of (collectively, an "incurrence"), any Obligations in respect of any Indebtedness including Acquired Indebtedness unless (a) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness and (b) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof on a pro forma basis, the Consolidated Interest Expense Coverage Ratio of the Company is greater than 2 to 1; provided, however, that in no event shall the Company or any Restricted Subsidiary of the Company incur any Obligations in respect of any Indebtedness of an Unrestricted Subsidiary of the Company except in compliance with Section 4.02.

                 For purposes of all covenants contained in this Section 4.03, an incurrence shall be deemed to occur when any person becomes a subsidiary of the Company by merger or consolidation, acquisition or otherwise.

                 Within 45 days after the end of the fiscal quarter in which any Indebtedness was incurred pursuant to this Section, the Company shall deliver to the Trustee and the Holders an Officers' Certificate setting forth the date of each such incurrence and the calculations by which each such incurrence was determined to be permitted on that date and stating that such Indebtedness does not violate the provisions of Section 4.03.

                 SECTION 4.04. Limitation on Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, create or otherwise cause or suffer to exist or become effective any consensual restriction which by its terms expressly restricts any such Restricted Subsidiary from (i) paying dividends or making any other distributions on such Restricted Subsidiary's capital stock or paying any Indebtedness owed to the Company or any Restricted Subsidiary of the Company, (ii) making any loans or advances to the Company or any Restricted Subsidiary of the Company or (iii) transferring any of its property or assets to the Company or any Restricted Subsidiary of the Company, except (a) any restrictions existing under agreements in effect at the issuance of the Securities, (b) any restrictions under agreements evidencing the Senior Credit Agreements and Swap Obligations, (c) any restrictions under any agreement evidencing any Acquired Indebtedness of a Restricted Subsidiary of the Company incurred pursuant to Section 4.03, provided that such restrictions shall not restrict or encumber any assets of the Company or its Restricted Subsidiaries other than such Restricted Subsidiary and its subsidiaries, (d) in the case of clause (iii) above, customary nonassignment provisions entered into in the ordinary course of business consistent with past practice in leases and other contracts to the extent such provisions restrict the transfer or subletting of any such lease or the assignment of rights under such contract, (e) any restriction with respect to a Restricted Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Restricted Subsidiary, provided that consummation of such transaction would not result in a Default or Event of Default, that such restriction terminates if such transaction is closed or abandoned and that the closing or abandonment of such transaction occurs within one year of the date such agreement was entered into, (f) any encumbrance or restriction with respect to a Restricted Subsidiary that is a Foreign Subsidiary pursuant to an agreement relating to Indebtedness incurred by such Foreign Subsidiary if the incurrence of such Indebtedness is permitted pursuant to Section 4.03 and, at the time of incurrence of such Indebtedness, and after giving effect thereto, the aggregate principal amount of the Indebtedness being incurred, together with all other outstanding Indebtedness of such Foreign Subsidiary incurred pursuant to this clause (f), does not exceed an amount equal to the sum of (x) 80% of the consolidated book value of the accounts receivable of such Foreign Subsidiary and (y) 60% of the consolidated book value of the inventories of such Foreign Subsidiary, or (g) any restrictions existing under any agreement which refinances any Indebtedness in accordance with the definition of "Refinancing Indebtedness", provided that the terms and conditions of any such agreement are not materially less favorable than those under the agreement creating or evidencing the Indebtedness being refinanced.

                 SECTION 4.05. Limitation on Creation of Liens. The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, create, incur, assume or suffer to exist any Liens upon any of their respective assets unless the Securities are secured by such assets on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien (provided that if the obligation secured by such Lien is subordinated to the Securities, the Lien securing such obligation shall be subordinate and junior to the Lien securing the Securities with the same relative priority as such subordinated obligations have with respect to the Securities), except for (i) Liens securing Senior Indebtedness that would be permitted to be incurred under clauses (a) and (b) of Section 4.03 if such Indebtedness were incurred on the date such Lien is granted; (ii) Liens with respect to Acquired Indebtedness, provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary of the Company other than the property or assets of the entity acquired, and provided further that such Liens were not incurred in connection with, or in contemplation of, the transactions giving rise to such Acquired Indebtedness;
(iii) Liens securing Indebtedness which is incurred to refinance secured Indebtedness and which is permitted to be incurred under Section 4.03, provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary of the Company other than the property or assets securing the Indebtedness being refinanced; and (iv) Permitted Liens.

                 SECTION 4.06. No Senior Subordinated Indebtedness. The Company shall not issue, incur, create, assume, guarantee or otherwise become liable for any Indebtedness in an aggregate principal amount in excess of $250,000,000 at any one time outstanding which is subordinate or junior in right of payment to any Indebtedness of the Company, including, without limitation, Indebtedness that refinances the Senior Subordinated Notes, unless such Indebtedness is pari passu with or subordinate in right of payment to the Securities.

                 SECTION 4.07. Transactions with Shareholders and Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, enter into or suffer to exist any transaction (an "Affiliate Transaction") (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of more than 10% of any class of equity securities of the Company or with any Affiliate of the Company or of any such holder (other than a Restricted Subsidiary of the Company or the Company), on terms that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unrelated person. In addition, neither the Company nor any Restricted Subsidiary of the Company shall enter into any Affiliate Transaction or series of related Affiliate Transactions involving or having a value of more than $5,000,000, unless a majority of Disinterested Directors (or, if there are no Disinterested Directors, a majority of the Board of Directors) of the Company or such Restricted Subsidiary, as the case may be, determines in good faith pursuant to a Board Resolution that such Affiliate Transaction or series of related Affiliate Transactions is fair to the Company or such Restricted Subsidiary, as the case may be.

                 The foregoing provisions shall not apply to (i) any Restricted Payment permitted to be paid pursuant to Section 4.02 and (ii) payments of investment banking and financial advisory or consulting fees and other fees to Lehman Brothers Inc., The Cypress Group L.L.C. or any of their respective subsidiaries or Affiliates in connection with the sale of the Securities (or any refunding, refinancing or conversion thereof) and other customary investment banking and financial advisory or consulting fees.

                 SECTION 4.08.  Sales of Assets.  Subject to the provisions of
Section 5.01, the Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such sale at least equal to the fair market value of the shares or assets included in such Asset Sale (as determined in good faith by the Board of Directors, including valuation of all noncash consideration) and (ii) (x) either (A) the Net Cash Proceeds are reinvested within 12 months (or, pursuant to a determination of the Board of Directors, held pending reinvestment) in replacement assets or assets used in the Automotive Interior Business or used to purchase all of the issued and outstanding capital stock of a person engaged in such business or used to fund research and development costs or (B) if the Net Cash Proceeds are not applied or are not required to be applied as set forth in clause (ii)(x)(A) or if after applying such Net Cash Proceeds as set forth in clause (ii)(x)(A) there remain Net Cash Proceeds, such Net Cash Proceeds are applied within 12 months of the original receipt thereof to the permanent prepayment, repayment, retirement or purchase of Senior Indebtedness, the Subordinated Notes or Indebtedness of a Restricted Subsidiary, (y) if and to the extent that the gross proceeds from such Asset Sale (after giving effect to the application of clauses (ii)(x)(A) and (B), when added to the gross proceeds from all prior Asset Sales (not applied as set forth in clauses (ii)(x)(A) or (B))) exceeds $25,000,000, such proceeds are applied first to a repurchase offer to repurchase the Subordinated Notes pursuant to the indenture governing the Subordinated Notes and then to a Repurchase Offer (as defined below) to repurchase the Securities (on a pro rata basis with all other Indebtedness ranking pari passu in right of payment to the Securities (other than the Subordinated Notes)) at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the date of prepayment and (z) if the aggregate principal amount tendered pursuant to a Repurchase Offer is less than the Repurchase Offer Amount (as defined below), such excess amount is applied for general corporate purposes; provided that when any noncash consideration is converted into cash, such cash shall then constitute Net Cash Proceeds and shall be subject to clause (ii) of this sentence.

                 To repurchase the Securities, the Company shall offer to purchase the Securities (the "Repurchase Offer"), on a specified date (the "Repurchase Date"), pursuant to the provisions hereof at a price equal to 100% of their principal amount, plus interest accrued to the Repurchase Date (the "Repurchase Price"). If the Repurchase Date is on or after a record date and on or before the related interest payment date, then any accrued interest shall be paid to the person in whose name the Security is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Securities pursuant to the Repurchase Offer. Net Cash Proceeds allocable to the purchase of Securities will be accumulated and the Company shall be required to make a Repurchase Offer to the holders of Securities only if an aggregate amount (the "Repurchase Offer Amount") of at least $25,000,000 of such Net Cash Proceeds has been accumulated as of the first day of any fiscal quarter which amount has neither been paid nor set aside for the purchase of the Securities, other Indebtedness ranking pari passu in right of payment to the Securities (other than the Subordinated Notes), or the Subordinated Notes tendered in a prior Repurchase Offer or repurchase offer, as applicable, or reallocated for general corporate purposes as herein provided.

                 If the Company elects to commence a Repurchase Offer, or within 10 Business Days after the first day of each fiscal quarter in which the Company is obligated to make a Repurchase Offer, the Company shall deliver to the Trustee and send, by first class mail to each Holder at his last address as it appears upon the list of Holders maintained by the Registrar pursuant to
Section 2.03 hereof, a written notice stating that the Holder may elect to have such Holder's Securities purchased by the Company either in whole or in part in integral multiples of $1,000 of principal amount, plus accrued interest thereon to the Repurchase Date. The notice shall specify a Repurchase Date which is at least 20 Business Days after the date of such notice and shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Repurchase Offer, together with the information contained in the second following paragraph of this Section 4.08. Not later than the date upon which written notice of a Repurchase Offer is delivered to the Trustee, the Company shall deliver to the Trustee an Officers' Certificate as to (x) the Repurchase Offer Amount and the amount of accrued interest to the Repurchase Date, (y) the allocation of the Net Cash Proceeds from the Asset Sale or Asset Sales pursuant to which such Repurchase Offer is being made and
(z) the compliance of such allocation with the provisions of this Section 4.08.

                 If the Company designates a depositary or a Paying Agent to receive tendered Securities on its behalf in the Repurchase Offer, the Company shall deposit with such deposi-tary or Paying Agent, no later than the Repurchase Date, funds sufficient to pay for the Securities to be purchased in the Repurchase Offer. The depositary, the Paying Agent or the Company, as the case may be, shall, within five Business Days following the Repurchase Date, mail or deliver payment to each tendering Holder by check in an amount equal to the principal amount, plus accrued interest thereon to the Repurchase Date, of the Securities tendered by such Holder and accepted by the Company for purchase. Upon the expiration of the period for which the Repurchase Offer remains open, the depositary, the Paying Agent or the Company, as the case may be, shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and accepted for purchase by the Company. In addition, the Company shall deliver to the Trustee an Officers' Certificate stating that such Securities were accepted by the Company pursuant to and in accordance with the terms of this
Section 4.08. The Trustee shall deliver to Holders whose Securities have been purchased only in part new Securities equal in principal amount to the portion not purchased of the Securities surrendered.

                 Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate letter of transmittal duly completed, which shall include the "Option of Holder to Elect Purchase" on the reverse of the Security, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the expiration of the period for which the Repurchase Offer remains open. Holders shall be entitled to withdraw their election to have their Securities purchased if the Company, the depositary or Paying Agent, as the case may be, receives, not later than two Business Days prior to the Repurchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If the aggregate principal amount of Securities tendered by Holders pursuant to the Repurchase Offer exceeds the Repurchase Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                 Whenever Net Cash Proceeds received by the Company and allocated for the repayment of the Securities exceeds $25,000,000, such Net Cash Proceeds shall be set aside by the Company in a separate account pending disbursement or reallocation pursuant to this Section 4.08. Such Net Cash Proceeds may be invested in Cash Equivalents; provided that the maturity date of such Cash Equivalents shall not be later than the Repurchase Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

                 SECTION 4.09. Limitation on Issuance of Preferred Stock. The Company shall not permit any of its Restricted Subsidiaries to issue any preferred or preference stock (except to the Company or a wholly owned Restricted Subsidiary of the Company) or permit any person (other than the Company or any wholly owned Restricted Subsidiary of the Company) to hold any such preferred or preference stock unless the Company would be entitled to create, incur or assume Indebtedness pursuant to Section 4.03 in the aggregate principal amount equal to the aggregate liquidation value of the preferred or preference stock to be issued.

                 SECTION 4.10. Corporate Existence. Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each subsidiary of the Company and the rights (charter and statutory), licenses and corporate franchises of the Company and its subsidiaries; provided that the Company shall not be required to preserve any such existence (except of the Company), right, license or franchise if the Board of Directors of the Company or a duly authorized officer of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.

                 SECTION 4.11. SEC Reports; Reports to Holders. (a) The Company shall supply without cost to each Holder and shall file with the Trustee within 15 days after the Company files them with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), if any, which the Company is required to file with the SEC pursuant to

Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a).

                 (b) So long as any of the Securities remain outstanding, if the Company is not required to file reports with the SEC, the Company shall prepare, for the first three quarters of each fiscal year, quarterly reports containing: (i) unaudited consolidated financial statements of the Company and its subsidiaries including, but not limited to, a balance sheet, a statement of operations, a statement of changes in financial position and all appropriate notes and (ii) management's discussion and analysis of the quarterly results. The Company shall also prepare, on an annual basis, complete audited consolidated financial statements including, but not limited to, the items referred to in (i) above and a consolidated statement of changes in stockholders' equity. Such annual reports will also include, to the extent such information would be required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, (1) management's discussion and analysis of the annual results, (2) a description of the business and properties of the Company and its subsidiaries focusing on material trends, events and changes during the year, (3) a description of all transactions with the Company and its subsidiaries by executive officers, directors, or holders of more than 10% of any class of equity securities of the Company or any of its subsidiaries, (4) a description of material litigation or claims against the Company or its subsidiaries, and (5) a description of any material loss or interference with the business of the Company and its subsidiaries from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree. All financial statements herein described shall be prepared in accordance with GAAP consistently applied (except as otherwise noted therein) and except for changes with which the Company's independent public accountants concur and except that quarterly statements may be subject to year-end adjustments and the absence or incompleteness of footnotes thereto. The Company shall cause a copy of such reports to be mailed to the Trustee within 60 days after the close of each of the first three quarters of each fiscal year and within 120 days after the close of each fiscal year, and promptly following receipt thereof the Trustee shall cause such reports to be mailed to each of the Holders of the Securities at such Holder's last address appearing on the register of the Securities.

                 (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                 SECTION 4.12. Compliance Certificates. (a) The Company shall deliver to the Trustee, within 60 days after the end of each of its first three fiscal quarters, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.12 shall be for the first fiscal quarter beginning after the execution of this Indenture.

                 (b) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate (one signatory to which shall be its principal executive officer, principal financial officer or principal accounting officer) stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed, fulfilled and complied with its obligations, covenants and conditions under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company has kept, observed, performed, fulfilled and complied with each and every covenant and condition contained in this Indenture and is not in default in performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of such Officer's knowledge no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or if such an event has occurred and is continuing, specifying each such event known to such Officers and the nature and status thereof.

                 (c) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year written statements by the Company's independent certified public accountants stating as to the Company (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and, if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that, without any restriction as to the scope of such audit examinations, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of any audit examination conducted in accordance with generally accepted auditing standards.

                 SECTION 4.13. Notice of Defaults. Upon the occurrence of any Default or Event of Default under this Indenture, the Company, promptly after it becomes aware thereof, shall deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default and what action the Company or the relevant subsidiary of the Company is taking or proposes to take with respect thereto.

                 SECTION 4.14. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before any penalty accrues thereon, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any subsidiary of the Company or upon the income, profits or property of the Company or any subsidiary of the Company and
(ii) all material lawful claims for labor, materials and supplies which, if unpaid, would by law become a Lien upon the property of the Company or any subsidiary of the Company; provided that none of the Company or any subsidiary of the Company shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claims the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to affect such payment or discharge is not adverse in any material respect to the Holders.

                 SECTION 4.15. Maintenance of Properties and Insurance. The Company shall cause all material properties owned by or leased to it or any subsidiary of the Company and used or useful in the conduct of its business or the business of such subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.15 shall prevent the Company or any subsidiary of the Company from discontinuing the use, operation or maintenance of any such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or the subsidiary concerned, or of any officer (or other agent employed by the Company or any subsidiary of the Company) of the Company or such subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any subsidiary of the Company and if such discontinuance or disposal is not adverse in any material respect to the Holders.

                 The Company shall provide or cause to be provided, for itself and any subsidiaries of the Company, insurance (including appropriate self insurance) against loss or damage of the kinds customary for corporations similarly situated and owning like properties, including, but not limited to, public liability insurance, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry.


                                  ARTICLE IVA

                           Unrestricted Subsidiaries

                 SECTION 4A.01. Unrestricted Subsidiaries. The Company may designate any Foreign Subsidiary of the Company to be an "Unrestricted Subsidiary" as provided below in which event such subsidiary and each other person that is then or thereafter becomes a subsidiary of such subsidiary will be deemed to be an Unrestricted Subsidiary. "Unrestricted Subsidiary" means
(1) any subsidiary designated as such by the Board of Directors as set forth below and (2) any subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any subsidiary of the Company (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary unless such subsidiary owns any capital stock of, or owns or holds any Lien on any property of, any other subsidiary of the Company which is not a subsidiary of the subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that either (A) the subsidiary to be so designated has total assets of $5,000 or less or (B) if such subsidiary has assets greater than $5,000, the Investment resulting from such designation would be permitted under Section
4.02. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness under Section 4.03 and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions, both within 15 days following such designation.

                                   ARTICLE V

                                  Merger, etc.

                 SECTION 5.01. When Company May Merge, etc. The Company shall not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person unless: (1) the person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or disposition has been made, is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) the corporation formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or disposition has been made, assumes by supplemental indenture satisfactory in form to the Trustee all the obligations of the Company under the Securities and this Indenture; (iii) immediately after such transaction, and giving effect thereto, no Default or Event of Default has occurred and is continuing; (iv) the Company or any corporation formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or disposition has been made, has Consolidated Adjusted Net Worth (immediately after the transaction and giving effect thereto, excluding any write-ups of assets resulting from such consolidation or merger) at least equal to the Consolidated Adjusted Net Worth of the Company immediately preceding the transaction; (v) immediately after such transaction and giving effect thereto, the Company or any corporation formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or disposition shall have been made, shall be able to incur an additional $1.00 of Indebtedness pursuant to clause
(b) of Section 4.03; and (vi) the Company has delivered to the Trustee (A) an Officers' Certificate (attaching the calculation to demonstrate compliance with clauses (iv) and (v) above) and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Section 5.01 and that all conditions precedent relating to such transaction have been complied with, and (B) a certificate from the Company's independent certified public accountants, stating that the Company has made the calculations required by clauses (iv) and (v) above.

                 SECTION 5.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein. In the event of any such sale or conveyance, but not any such lease, the Company or any successor corporation which thereafter shall have become such in the manner described in this Article V shall be discharged from all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

                                   ARTICLE VI

                             Defaults and Remedies

                 SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                 (i) the Company defaults in the payment of interest on any Security when it becomes due and payable and such default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article X hereof;

                 (ii) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment shall be prohibited by the provisions of Article X hereof;

                 (iii) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and the Default continues for the period and after the notice specified below;

                 (iv) any Indebtedness of the Company or a Significant Subsidiary of the Company for borrowed money (or the payment of which is guaranteed by the Company or any Significant Subsidiary) having an outstanding principal amount of $25,000,000 or more in the aggregate, whether such Indebtedness now exists or shall hereafter be created, is declared to be due and payable prior to its stated maturity or failure by the Company or any Significant Subsidiary to pay the final scheduled principal installment in an amount of at least $25,000,000 in respect of any such Indebtedness on the stated maturity date thereof (after giving effect to any extension of such maturity date by the holder of such Indebtedness and after the expiration of any grace period in respect of such final scheduled principal installment contained in the instrument under which such Indebtedness is outstanding); provided that it shall not be an Event of Default under this clause (iv) if such Indebtedness which has been declared due and payable prior to its stated maturity is Indebtedness of a subsidiary the payment of which is guaranteed by the Letters of Credit;

                 (v) a final judgment or final judgments for the payment of money are entered by a court of competent jurisdiction against the Company or any subsidiary of the Company and such judgment remains undischarged and unbonded for a period (during which execution shall not be effectively stayed) of 60 days after judgment is entered; provided that the aggregate of all such judgments exceeds $25,000,000;

                 (vi) the Company or any Significant Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,
         (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; or

                 (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding, (B) appoints a Custodian for the Company or any Significant Subsidiary of the Company or for all or substantially all of the Company's or any Significant Subsidiary's property, or (C) orders the liquidation of the Company or any Significant Subsidiary of the Company;

and in case of (vii) the order or decree remains unstayed and in effect for 60 days.

                 The term "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                 A Default under clause (iii) of this Section 6.01 is not an Event of Default until the Trustee notifies the Company in writing, or the Holders of at least 25% in principal amount of the Securities then outstanding notify the Company and the Trustee, in writing, of the Default, and the Company does not cure the Default within 30 days after receipt of the notice; provided that a Default by the Company with respect to the provisions of either Article V or XI of this Indenture shall constitute an Event of Default immediately upon such notification and without passage of time. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default". Such notice to the Company shall be given by the Trustee if so requested in writing by the Holders of at least 25% of the principal amount of the Securities then outstanding.

                 Except for a Default under Section 6.01(i) or (ii) of this Indenture, the Trustee shall not be deemed to know of a Default unless a Trust Officer has actual knowledge of such Default or receives written notice of such Default with specific reference to such Default.

                 SECTION 6.02. Acceleration. Subject to Article X, if an Event of Default (other than an Event of Default specified in clause (vi) or (vii) of Section 6.01) occurs and is continuing, the Trustee or the Holders of at least 25% of the principal amount of the Securities then outstanding, by written notice to the Company (and the Agent Bank, so long as the Indebtedness under the Senior Credit Agreements is outstanding) (and the Senior Subordinated Notes Trustee, so long as the Indebtedness under the Senior Subordinated Notes is outstanding) may declare due and payable 100% of the principal amount of the Securities plus any accrued interest to the date of payment. Upon a declaration of acceleration, such principal and accrued interest to the date of such acceleration shall be due and payable upon the first to occur of (i) an acceleration under the Senior Credit Agreements (or any refunding or refinancing thereof), or (ii) five Business Days after notice of such declaration is given to the Company (and the Agent Bank, so long as the Indebtedness under the Senior Credit Agreements is outstanding) (and the Senior Subordinated Notes Trustee, so long as the Indebtedness under the Senior Subordinated Notes is outstanding); provided that, if the Event of Default giving rise to such acceleration is cured before the earlier to occur of (i) or
(ii), such notice of acceleration and its consequences shall be deemed rescinded and annulled. In the event of a declaration of acceleration under this Indenture because an Event of Default set forth in Section 6.01(iv) has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the Holders of the Indebtedness which is the subject of such Event of Default have rescinded their declaration of acceleration in respect of such Indebtedness within 90 days thereof or all amounts payable in respect of such Indebtedness have been paid and such

Indebtedness has been discharged during such 90-day period and if (i) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, except nonpayment of principal or interest that has been due solely because of the acceleration, have been cured or waived, and (iii) the Company has delivered an Officers' Certificate to the Trustee to the effect of clauses (i) and (ii) of this sentence. If an Event of Default specified in clause (vi) or
(vii) of Section 6.01 with respect to the Company occurs, all unpaid principal and accrued interest on the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                 The Holders of a majority of the outstanding principal amount of the Securities by written notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default other than the nonpayment of principal of or interest on the Securities which have become due solely because of the acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

                 SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon the Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.
No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

                 SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the nonpayment of the principal of or interest on any Security as specified in clauses (i) or (ii) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

                 SECTION 6.05. Control by Majority. The Holders of at least a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

                 SECTION 6.06. Limitation on Suits. A Holder may not pursue a remedy with respect to this Indenture or the Securities unless: (i) the Holder gives to the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability, cost or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period the Holders of at least a majority in principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

                 A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                 SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of or interest on the Security on or after the respective due dates expressed or provided for in the Security, subject to the provisions of Article X, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

                 SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgement in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid on the Securities. The Company or any other obligor on the Securities shall pay interest on overdue principal (including interest accruing on or after the filing of any petition in bankruptcy or reorganization relating to the Company or any other obligor on the Securities, whether or not a claim for post-filing interest is allowed in such proceeding), and the Company or any other obligor on the Securities shall pay interest on overdue installments of interest, to the extent permitted by law (including interest accruing on or after the filing of any petition in bankruptcy or reorganization relating to the Company or any other obligor on the Securities, whether or not a claim for post-filing interest is allowed in such proceeding), in each case at the rate then borne by the Securities, and such further amount as shall be sufficient to cover the costs and expense of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceeding relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                 Any term or provision of this Section 6.09 to the contrary notwithstanding, if any judicial proceeding re-ferred to above is commenced by or against the Company, and if the Trustee does not file a proper claim or proof of claim in the form required in such judicial proceedings prior to 30 days before the expiration of time to file such claims or proofs, unless such claim is either deemed filed or need not be filed in order for such claim to be allowed under applicable law, rules or regulations, then so long as any Senior Indebtedness remains outstanding, (i) the Agent Bank or a Representative, on behalf of the holders and owners of the Senior Indebtedness, as their interests may appear, is hereby authorized and empowered (in its own name or in the name of the Trustee or any Holder or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution received in respect of any such proceeding and give acquittance therefor and to file claims and proofs of claim, as their interests may appear, and (ii) to the extent permitted by applicable laws, rules or regulations, the Trustee shall duly and promptly take, on behalf of holders of the Senior Indebtedness, as their interests may appear, such action as the Agent Bank or such Representative may request (a) to collect all amounts payable by the Company in respect of the Securities and to file appropriate claims or proofs of claim in respect of such Securities, (b) to execute and deliver to the Agent Bank or such Representative such assignments or other instruments as it may request (other than an instrument allowing the Agent Bank or such Representative to vote the Securities) in order to enable it to enforce any and all claims with respect to all amounts payable in respect of the Securities to which they are entitled under the Indenture, and (c) to collect and receive any and all payments with respect to all amounts payable in respect of the Securities to which they are entitled under the Indenture.

                 SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

                 FIRST:  to the Trustee for amounts due under Section 7.07;

                 SECOND:  to holders of Senior Indebtedness in accordance with
         Article X hereof;

                 THIRD: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 FOURTH: to the Company or any other obligors on the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

                 The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
Section 6.10.

                 SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section
6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to
Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

                 SECTION 6.12. Parties May Be Restored to Former Position and Rights in Certain Circumstances. In the event the Trustee shall have proceeded to enforce any right under this Indenture by suit, foreclosure or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then in every such case, the Company and the Trustee shall be restored without further act to their respective former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as though no such proceedings had been taken, except to the extent determined in litigation adversely to the Trustee.


                                          ARTICLE VII

                                            Trustee

                 SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                 (b)  Except during the continuance of an Event of Default:
(1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee, and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not, on their face, they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct except that: (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01, (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or other officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                 (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

                 (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, cost or expense (including, without limitation, reasonable fees of counsel).

                 (f) The Trustee shall not be obligated to pay interest on any money received by it unless otherwise agreed in writing with the Company.
Money held in trust by the

Trustee need not be segregated from other funds except to the extent required by law.

                 SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                 (c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                 (e) The Trustee may consult with counsel of its selection and the advice of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                 (f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                 SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11.

                 SECTION 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities, or any money paid to the Company upon the Company's direction under any provision hereof; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for the recitals herein and in the Securities or any other statement of the Company in this Indenture or any statement in the Securities other than its certificate of authentication.

                 SECTION 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of any Security (including any failure to make any mandatory redemption payment required hereunder), the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

                 SECTION 7.06.  Reports by Trustee to Holders.  Within 60 days
after each June 15 beginning with          , 1997, the Trustee shall mail to
Holders a brief report dated as of such reporting date that complies with TIA
Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). Commencing at such time, the Trustee also shall comply with TIA
Section  313(b)(2).  The Trustee shall also transmit reports required by TIA
Section  313 by mail as required by TIA Section  313(c).

                 A copy of each report at the time of its mailing to Holders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

                 SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder. If the Trustee acts as Paying Agent pursuant to Section 2.03 hereof, the Company shall pay the Trustee additional compensation for so acting as paying agent. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it, including in particu-lar, but without limitation, those incurred in connection with the enforcement of any remedies hereunder. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                 Except as set forth in the next paragraph, the Company shall indemnify and hold harmless each of the Trustee and any predecessor Trustee, its directors, officers, employees and agents against any and all loss, damage, claim, liability, cost, including taxes (other than taxes based on the income of the Trustee), or expense (including, without limitation, fees and expenses of counsel) incurred by it arising out of or in connection with the acceptance or administration of the trust under this Indenture, including without limitation the costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of, or failure to exercise or perform, any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend such claim and the Trustee shall cooperate in such defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.

                 The Company need not reimburse any expense or indemnify against any loss, liability, cost or expense incurred by the Trustee through negligence, wilful misconduct or bad faith.

                 To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal of and interest on particular Securities. Such obligations shall survive the satisfaction and discharge of the Indenture.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in clause (vi) or (vii) of Section 6.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                 SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor

Trustee's acceptance of appointment as provided in this Section.

                 The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:
(i) the Trustee fails to comply with Section 7.10 or TIA Section 310; (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (iii) a Custodian or public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee. Within one year after the successor Trustee takes office, the Holders of at least a majority in principal amount of then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                 If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 Any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee if:
(i) the Trustee fails to comply with Section 7.10 or TIA Section 310; (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (iii) a Custodian or public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the

Trustee under this Indenture. The Company shall mail a notice of the successor Trustee's succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee with respect to expenses, losses and liabilities incurred by it prior to such replacement.

                 SECTION 7.09.  Successor Trustee by Merger, Etc.  Subject to
Section 7.10, if the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor entity without any further act shall be the successor Trustee. In case any Securities have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation of such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

                 SECTION 7.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall (i) be a corporation organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia, (ii) be authorized under such laws to exercise corporate trust powers, (iii) be subject to supervision or examination by Federal or state authority or a District of Columbia authority and (iv) have combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

                 Subject to the preceding paragraph, this Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (5). The Trustee is subject to TIA Section 310(b).

                 SECTION 7.11. Preferential Collection of Claims Against the Company. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                             Discharge of Indenture

                 SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07, it being understood that such Securities are no longer outstanding) for cancellation or
(ii) all outstanding Securities have become due and payable, and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations sufficient (without reinvestment thereof) to pay at maturity all outstanding Securities, including all interest thereon to the date of such deposit (in the case of Securities which have become due and payable) or to the stated maturity or Redemption Date, as the case may be (other than Securities replaced pursuant to Section 2.07, it being understood that such Securities are no longer outstanding), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c), 8.02 and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with, and at the cost and expense of the Company.

                 (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 and 11.01 (the "covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                 If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default arising from a violation of any of Sections 4.02 through 4.09 or 11.01.

                 Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                 (c) Notwithstanding clause (a) or the exercise of the legal defeasance option as set forth above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.13, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                 SECTION 8.02 Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                 (1) the Company irrevocably deposits in trust with the Trustee for the benefit of the Holders money or U.S. Government Obligations maturing as to principal of and interest in such amounts and at such times as are sufficient to pay principal of, premium, if any, and interest on the then outstanding Securities to maturity or redemption, as the case may be;

                 (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal of, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be;

                 (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(vi) or (vii) with respect to the Company occurs which is continuing at the end of the period;

                 (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                 (5) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article X;

                 (6) in the case of the exercise of its legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel or the Company shall have received from, or there has been published by, the Internal Revenue Service, a ruling, in each case stating that, based on Federal income tax laws then in effect, Holders shall not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of such option and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised; and

                 (7) the Company delivers to the Trustee promptly after the end of the period referred to in clause (3) above an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and, in the case of the legal defeasance option, the discharge of the Securities as contemplated by this Article VIII, have been complied with.

                 SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust the money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and U.S. Government Obligations held in trust are not subject to Article X.

                 SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time, provided that such request need not be honored if to do so would require the liquidation of any U.S. Government Obligations held pursuant to this Article.

                 Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request of the Company any money held by it for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

                 SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                 SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article VIII; provided, however, that, if the Company has made any payment of principal of, or interest on, any Security because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE IX

                                  Amendments

                 SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any Holder: (i) to cure any ambiguity, defect or inconsistency or make any change required to qualify the Indenture under the TIA; provided that such change does not adversely affect the rights hereunder of any Holder; (ii) to comply with Section 5.01; (iii) to provide for uncertificated Securities in addition to certificated Securities; or (iv) to make any change that does not adversely affect the rights hereunder of any Holder.

                 SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities or waive compliance in any particular instance with any provision of this Indenture or the Securities, in each case with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. Upon the request of the Company, accompanied by a Board Resolution of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, the Trustee, subject to Section 9.06, shall join with the Company in the execution of such supplemental indenture.

                 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holder of each Security affected thereby and to the Agent Bank a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

                 Without the consent of each Holder affected, an amendment or waiver under this Section may not: (i) reduce the principal amount of Securities whose Holders must consent to an amendment or waiver; (ii) reduce the rate of or change the time for payment of interest, including Defaulted Interest, on any Security; (iii) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto; (iv) make any Security payable in money other than that stated in the Security; (v) make any change in Section 6.04, 6.07 or this sentence; (vi) make any change in Article X that affects the rights of any Holder; or (vii) release the Company from any of its Obligations hereunder.

                 SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

                 SECTION 9.04. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. The consent shall expire 90 days after such record date unless prior to such date it becomes effective.

                 SECTION 9.05. Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue, and the Trustee shall authenticate, new Securities that reflect the amendment or waiver.

                 SECTION 9.06. Trustee To Sign Amendments, etc. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not sign it. In signing or refusing to sign such amendment, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture.


                                  ARTICLE X

                                Subordination

                 SECTION 10.01. Securities Subordinated to Senior Indebtedness. Notwithstanding the provisions of Sections 6.02 and 6.03 hereof, the Company covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenants and agrees, that all payments of the principal of and interest on the Securities by the Company shall be subordinated in accordance with the provisions of this Article X to the prior and indefeasible payment in full, in cash or cash equivalents, of all Obligations with respect to Senior Indebtedness.

                 SECTION 10.02. Priority and Payment Over of Proceeds in Certain Events. (a) Upon any payment or distribution of assets or securities of the Company, as the case may be, of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Obligations with respect to Senior Indebtedness shall first be indefeasibly paid in full in cash, or payment provided for in cash or cash equivalents, before the Holders or the Trustee on behalf of the Holders shall be entitled to receive any payment of principal of or interest on the Securities or distribution of any assets or securities. Before any payment may be made by the Company of the principal of or interest on the Securities pursuant to the provisions of the previous sentence, and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, except for the provisions of this Article X, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their Representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                 (b) No direct or indirect payment by or on behalf of the Company of principal of or interest on the Securities whether pursuant to the terms of the Securities or upon acceleration or otherwise shall be made if, at the time of such payment, (i) there exists a default in the payment of any Obligations with respect to Senior Indebtedness or the maturity of such Senior Indebtedness has been accelerated or (ii) any judicial proceeding shall be pending with respect to a default on Senior Indebtedness (and the Trustee has received written notice thereof), and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any other event of default with respect to (i) the Senior Credit Agreements pursuant to which the maturity thereof may be accelerated, upon (a) receipt by the Trustee of written notice from the Agent Bank (or any Representative of any Senior Indebtedness under any agreement which refinances or refunds any portion of the Indebtedness outstanding under the Senior Credit Agreements so long as amounts outstanding under such agreement are in excess of $50,000,000), or (b) if such event of default results from the acceleration of the Securities, on the date of such acceleration, no such payment may be made by the Company upon or in respect of the Securities for a period ("Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 119 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the Agent Bank and any Representative of any Senior Indebtedness under any agreement which refinances or refunds any portion of the Indebtedness outstanding under the Senior Credit Agreements so long as amounts outstanding under such agreement are in excess of $50,000,000) or (ii) any other Specified Senior Indebtedness upon receipt by the Company of written notice from the Representative for the holders of such Specified Senior Indebtedness, no such payment may be made by the Company upon or with respect to the Securities for a Payment Blockage Period commencing on the date of the receipt of such notice and ending 119 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Company from such Representative commencing such Payment Blockage Period). Notwithstanding anything herein to the contrary, in no event will any one Payment Blockage Period extend beyond 179 days from the date the payment on the Securities was due. Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days; provided that as long as amounts outstanding under the Senior Credit Agreements or any agreement which refinances or refunds any portion of the Indebtedness outstanding under the Senior Credit Agreements are in excess of $50,000,000, the commencement of a Payment Blockage Period by the holders of the Specified Senior Indebtedness other than the Senior Credit Agreements shall not bar the commencement of a Payment Blockage Period by the Agent Bank within such period of 360 days. For all purposes of this Section 10.02(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Specified Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Specified Senior Indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                 If payments with respect to both the Securities and Senior Indebtedness become due on the same day, then all Obligations with respect to such Senior Indebtedness due on that date shall first be paid in full before any payment is made with respect to the Securities.

                 (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, the Trustee or any Holder shall have received any payment on account of the principal of or interest on the Securities at a time when such payment is prohibited by this Section 10.02 and before all Obligations with respect to Senior Indebtedness are paid in full, then, and in such event (subject to the provisions of Section 10.08), such payment or distribution shall be received and held in trust for the holders of Senior Indebtedness and, upon notice to the Trustee from the Representative of the holders of the Senior Indebtedness and pursuant to the directions of such Representative, shall be paid over or delivered to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay in full in cash or cash equivalents all Obligations with respect to such Senior Indebtedness in accordance with its terms after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                 If there occurs an event referred to in Section 10.02(a) or
(b), the Company shall promptly give the Trustee an Officers' Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers' Certificate is being delivered to the Trustee.

                 Nothing contained in this Article X shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Obligations with respect to Senior Indebtedness then or thereafter due or declared to be due shall first be paid in full before the Holders or the Trustee are entitled to receive any payment from the Company of principal of or interest on the Securities.

                 Upon any payment or distribution of assets or securities referred to in this Article X, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered to the Trustee for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

                 SECTION 10.03. Payments May Be Paid Prior to Dissolution. Nothing contained in this Article X or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 10.02, from making payments at any time for the purpose of making such payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) without limiting the last sentence of Section 8.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in Section 10.02(b) or in Section 10.09. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

                 SECTION 10.04. Rights of Holders of Senior Indebtedness Not To Be Impaired. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company, with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

                 The provisions of this Article X are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Senior Indebtedness.

                 SECTION 10.05. Authorization to Trustee To Take Action To Effectuate Subordination. Each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holders, the subordination as provided in this Article X and appoints the Trustee his attorney-in-fact for any and all such purposes.

                 SECTION 10.06. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

                 SECTION 10.07. Subrogation. Subject to the subrogation rights of the holders of the Subordinated Notes provided for in the indenture relating thereto, upon the payment in full of all Obligations in respect of Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company to the holders of Senior Indebtedness until the principal of and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders would be entitled except for the provisions of this Article X, and no payment over pursuant to the provisions of this Article X to the holders of Senior Indebtedness by the Holders, shall, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, be deemed to be a payment or distribution by the Company to or on account of Senior Indebtedness.

                 The provisions of this Article X are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

                 If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article X shall have been applied, pursuant to the provisions of this Article X, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders, subject to the subrogation rights of the holders of the Subordinated Notes provided for in the indenture relating thereto, shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all Obligations in respect of Senior Indebtedness in full.

                 SECTION 10.08. Obligations of Company Unconditional. Nothing contained in this Article X or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, subject to the subrogation rights of the holders of the Subordinated Notes provided for in the indenture relating thereto, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this
Article X of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                 The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article X shall not be construed as preventing the occurrence of an Event of Default under
Section 6.01.

                 SECTION 10.09. Trustee Entitled To Assume Payments Not Prohibited in Absence of Notice. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Neither the Trustee nor the Paying Agent shall at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or the Paying Agent, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or from any Representative therefor; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. Unless at least two Business Days prior to the date on which by the terms of this Indenture any moneys are to be deposited by the Company with the Trustee or any Paying Agent (whether or not in trust) for any purpose (including, without limitation, the payment of the principal of or the interest on any Security), the Trustee or Paying Agent shall have received with respect to such moneys the notice provided for in the preceding sentence, the Trustee or Paying Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it on or after such date. Without limiting the last sentence of Section 8.03, nothing contained in this Section 10.09 or Section 10.03(ii) shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 10.02. The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself or itself to be a holder of such Senior Indebtedness (or a trustee on behalf of, or Representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or Representative on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article X, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

                 The Trustee shall not be deemed to owe any duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article X and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

                 SECTION 10.10. Right of Trustee To Hold Senior Indebtedness. The Trustee and any Agent shall be entitled to all of the rights set forth in this Article X in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee or any Agent of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, this Trustee under or pursuant to Section 7.07.


                                  ARTICLE XI

                         Right To Require Repurchase

                 SECTION 11.01. Repurchase of Securities at Option of the Holder upon Change of Control Triggering Event. (a) Upon the occurrence of a Change of Control Triggering Event, each Holder of Securities shall have the right to require that the Company repurchase such Holder's Securities in whole or in part in integral multiples of $1,000, at a purchase price (the "Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in Subsections (b) and (c) of this Section.

                 (b) Within 30 days following any Change of Control Triggering Event, the Company shall send by first- class mail, postage prepaid, to the Trustee and to each Holder of the Securities at his or her address appearing in the Securities register, a notice stating:

                 (1) that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Purchase Price;

                 (2) the circumstances and relevant facts regarding such Change of Control Triggering Event (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control Triggering Event);

                 (3) a purchase date (the "Purchase Date") which shall be no fewer than 30 days nor more than 60 days from the date such notice is mailed or if not a Business Day, the next following Business Day;

                 (4) the Purchase Price;

                 (5) the place at which Securities are to be presented and
                     surrendered for purchase;

                 (6) that interest accrued to the Purchase Date will be paid upon such presentation and surrender and that, unless the Company shall default in payment of the Purchase Price, after said Purchase Date interest thereon will cease to accrue with respect to any Securities presented and surrendered for purchase;

                 (7) that any Security not tendered will continue to accrue interest;

                 (8) that Holders of Securities electing to have any Securities purchased pursuant to a Change of Control Triggering Event will be required to surrender the Securities to the Paying Agent on the 15th day prior to the Purchase Date; and

                 (9) that Holders of Securities whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each such new Security issued by the Company shall be, in a principal amount of $1,000 or integral multiples thereof.

                 (c) Prior to the mailing by the Company of the notice described in subsection (b) above and if any Senior Indebtedness under the Senior Credit Agreements is outstanding, the Company shall either (i) repay in full all such Senior Indebtedness under the Senior Credit Agreements or offer to repay in full all such Senior Indebtedness under the Senior Credit Agreements and repay the Senior Indebtedness of each Bank that has accepted such offer or (ii) if any such Senior Indebtedness under the Senior Credit Agreements is not repaid, obtain the requisite consent of the applicable Bank or Banks under the Senior Credit Agreements, in both cases so as to permit the repurchase of the Securities pursuant to this Section. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to a Change of Control Triggering Event; provided, however, that the failure to repurchase Securities pursuant to a Change of Control Triggering Event because of the failure to comply with such covenant shall not thereby be excused and shall constitute a Default pursuant to Section 6.01. A failure to comply with the covenant referred to in the preceding sentence shall also constitute a Default pursuant to Section 6.01.

                 (d) Holders of Securities electing to have such Securities purchased will be required to give notice thereof no fewer than 15 days before the Purchase Date and to surrender such Securities to the Paying Agent at the address specified in the Company's notice by the close of business on the fifteenth day prior to the Purchase Date. Any such notice and surrender of Securities for purchase by the Company shall be irrevocable. No such Securities shall be deemed to have been presented and surrendered until such Securities are actually received by the Company or its designated agent. Holders of the Securities whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                 (e) Notwithstanding anything to the contrary herein or in the Securities, the Company shall not be obligated to give notice to Holders of Securities or to purchase Securities with respect to more than one Change of Control Triggering Event.

                 (f) Notwithstanding any other provisions of this Section, there shall be no repurchase of any Securities pursuant to this Section if there has occurred (prior to, on or after the giving, by the Holders of such Securities, of the required notice) and is continuing an Event of Default or if such repurchase is prohibited by Article X of this Indenture. The foregoing shall in no way limit the occurrence of an Event of Default or the right to demand payment of the Securities upon acceleration thereafter.

                 SECTION 11.02.  Covenant To Comply with Securities Laws upon
Purchase of Securities.   In connection with any purchase of Securities under
Section 11.01, the Company shall, to the extent then applicable and required by law, (i) comply with Rule 13e-4 and Rule 14e-1 (which term, as used herein, includes any successor provision thereto) under the Exchange Act and (ii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under
Section 11.01 to be exercised in the time and in the manner specified in
Section 11.01.


                                  ARTICLE XII

                                 Miscellaneous

                 SECTION 12.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control.

                 SECTION 12.02. Notices. Any notice or communication to the Company or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail to the address set forth below:

                 If to the Company:

                 Lear Corporation
                 21557 Telegraph Road
                 Southfield, Michigan 48086-5008

                 Attention of Chief Financial Officer or Treasurer

                 with a copy to:

                 Winston & Strawn
                 35 West Wacker Drive
                 Chicago, Illinois 60601

                 Attention of Bruce Toth, Esq.

                 If to the Trustee:

                 The Bank of New York
                 101 Barclay Street, Floor 21 West
                 New York, New York 10286

                 Attention of Corporate Trust Trustee Administration

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

                 If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

                 If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                 SECTION 12.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA
Section  312(c).

                 SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(i) an Officers' Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and (ii) an Opinion of Counsel reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

                 SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate (other than certificates provided pursuant to Section 4.12(b)) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include: (i) a statement that the person making such certificate or opinion has read and understands such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                 SECTION 12.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or for a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                 SECTION 12.07. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the City of New York are not required or authorized to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                 SECTION 12.08. Duplicate Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

                 SECTION 12.09. Governing Law. The internal laws of the State of New York shall govern this Indenture and the Securities, without regard to the conflicts of law rules thereof. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

                 SECTION 12.10. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                 SECTION 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

                 SECTION 12.12. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 SECTION 12.13. Counterpart Originals. This Indenture may be signed in one or more counterparts. Each signed copy shall be an original, but all of them together represent the same agreement.

                      LEAR CORPORATION,

                        by
                          --------------------------

Dated:
                      THE BANK OF NEW YORK, as Trustee,

                        by
                          --------------------------
                             Authorized Signatory

Dated:

                                                                       EXHIBIT A
                            FORM OF FACE OF SECURITY

No.______________                                             $________________

                                                      CUSIP No.________________


                                LEAR CORPORATION
                          % SUBORDINATED NOTE DUE 2006


                 LEAR CORPORATION, a Delaware corporation (the "Issuer", which term includes any successor corporation), promises to pay to or registered assigns, the principal sum of
                      Dollars on      , 2006.

               Interest Payment Dates:            and          .

                     Record Dates:           and          .

                 Reference is hereby made to the further provisions of this Security set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.


                 IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


[SEAL]                                         LEAR CORPORATION,

                                                   by
                                                     ---------------------------


                                                   by
                                                     --------------------------

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                 This is one of the Securities described in the within mentioned Indenture.


Dated:                                     THE BANK OF NEW YORK, as Trustee,

                                           by

                                             --------------------------------
                                                    Authorized Signatory

                          FORM OF REVERSE OF SECURITY



                                LEAR CORPORATION
                          % SUBORDINATED NOTE DUE 2006


                 (1) INTEREST. LEAR CORPORATION, a Delaware corporation (the "Issuer"), promises to pay interest on the principal amount of this Security at
an interest rate per annum of   %.

                 The Issuer shall pay interest semiannually, on           and
          of each year (each an "Interest Payment Date") commencing          ,
1997. Interest on the Securities (as defined in the Indenture) shall accrue from the most recent date to which interest has been paid or, if no interest
has been paid, from          , 1996.  The Issuer shall pay interest on overdue
principal (including interest accruing on or after the filing of any petition in bankruptcy or reorganization relating to the Issuer, whether or not a claim for post-filing interest is allowed in such proceeding) at the rate then borne by the Securities; it shall pay interest, to the extent permitted by law
(including interest accruing on or after filing of any petition in bankruptcy or reorganization relating to the Issuer, whether or not a claim for post-filing interest is allowed in such proceeding), on overdue installments of interest at the rate then borne by the Securities. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                 (2) METHOD OF PAYMENT. The Issuer shall pay interest on this Security (except Defaulted Interest) to the person who is the Holder of this Security at the close of business on the record date next preceding the Interest Payment Date (the "Record Date"). The Holder must surrender this Security to a Paying Agent to collect payments of principal and premium. Payments of interest may be mailed to the Holder's registered address. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Issuer, however, may pay principal and interest by its check payable in such money. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest on the amount payable on such payment date shall accrue for the intervening period.

                 (3) PAYING AGENT AND REGISTRAR. Initially, the Trustee shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar and co-registrar without notice to any Holder. The Issuer or any of its Affiliates may act in any such capacity.

                 (4)  INDENTURE.  This Security is one of the Securities that
may be issued by the Issuer under an Indenture dated as of          , 1996 (the
"Indenture"), between the Issuer and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. All terms used in this Security which are not defined herein shall have the meanings assigned to them in the Indenture.

                 The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Restricted Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, make Asset Sales and issue any preferred or preference stock. The Indenture also imposes limitations on the ability of the Issuer to consolidate or merge with or into any other person or permit any other person to merge with or into the Issuer, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the assets of the Issuer to any other person.

                 The Securities are direct obligations of the Issuer and limited to $200,000,000 in aggregate principal amount.

                 (5)  OPTIONAL REDEMPTION.  On or after          , 2001, the
Issuer may redeem the Securities in whole or in part, from time to time, at the following redemption prices (expressed in percentages of the principal amount thereof), in each case together with accrued interest, if any, to the

Redemption Date.  If redeemed during the 12-month period commencing        :

                  , 2001    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     %
                  , 2002    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     %
                  , 2003    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     %

         and thereafter     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100%

                 (6) CHANGE OF CONTROL. In the event there shall occur any Change of Control Triggering Event with respect to the Issuer, each Holder of Securities shall have the right, at such Holder's option but subject to the conditions set forth in the Indenture, to require the Issuer to purchase on the Purchase Date all or any part of such Holder's Securities at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest (subject to the right of Holders of record on each Record Date to receive interest due on the related Interest Payment Date), if any, to the Purchase Date and in the manner specified in the Indenture.

                 Notwithstanding anything to the contrary herein or in the Indenture, the Issuer shall not be obligated to give notice to Holders of Securities or to purchase Securities with respect to more than one Change of Control Triggering Event.

                 (7) OFFER TO PURCHASE IN CONNECTION WITH SALES OF ASSETS. If there are certain Net Cash Proceeds from Asset Sales, Section 4.08 of the Indenture contains provisions under which the Issuer is required to commence an offer to purchase Securities at a purchase price equal to 100% of their principal amount plus accrued interest, if any.

                 (8) NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Securities or portions of them called for redemption unless the Issuer defaults in making the redemption payment.

                 If the Redemption Date is subsequent to a Record Date with respect to any Interest Payment Date and on or prior to such Interest Payment Date, then such accrued interest, if any, shall be paid to the Holder of record at the close of business on such Record Date and no other interest shall be payable thereon.

                 (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

                 (10) PERSONS DEEMED OWNERS. The Holder of a Security may be treated as its owner for all purposes.

                 (11) UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment as general creditors, subject to any applicable abandoned property law, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                 (12) DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Issuer deposits with the Trustee money or U.S. Government Obligations sufficient to pay principal of, premium, if any, and accrued interest on the Securities to redemption or maturity, as the case may be, the Issuer shall be discharged from the Indenture and the Securities, except for certain sections thereof.

                 (13) AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended, and any existing default may be waived, with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities. Without the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency or make any change required to qualify the Indenture under the TIA, to provide for the assumption of the obligations of the Issuer under the Indenture by a successor corporation, to provide for uncertificated Securities in addition to certificated Securities or to make any change that does not adversely affect the rights of any Holder.

                 (14) SUBORDINATION. The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Issuer whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. To the extent and in the manner provided in the Indenture, Senior Indebtedness must be paid before any payment may be made to any Holder of this Security. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purpose.

                 (15) DEFAULTS AND REMEDIES. An Event of Default is: default for 30 days in payment of interest on the Securities; default in payment of principal of the Securities at maturity, upon acceleration, redemption or otherwise; failure by the Issuer for 30 days to comply with any of its other agreements or covenants in, or provisions of, the Indenture or the Securities after notice to it of such Default; certain events of acceleration prior to maturity of certain other Indebtedness and certain failures of the Issuer or any of its Significant Subsidiaries to pay the final scheduled principal installment of certain Indebtedness on the stated maturity date thereof; certain final judgments which remain undischarged and unbonded; certain events of bankruptcy or insolvency of the Issuer or any of its Significant Subsidiaries; and certain other events. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare to be due and payable immediately 100% of the principal amount of the Securities, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency of the Issuer or any of its Significant Subsidiaries, 100% of the principal amount of the Securities becomes due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Issuer must provide an annual compliance certificate to the Trustee.

                 (16) TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

                 (17) NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                 (18) AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                 (19) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 (20) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of such Securities. No representation is made as to the accuracy of such numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

                 (21) GOVERNING LAW. The internal laws of the State of New York shall govern the Indenture and the Securities, without regard to the conflicts of law rules thereof. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture.

                                   ASSIGNMENT

                    (To be executed by the registered Holder
               if such Holder desires to transfer this Security)

FOR VALUE RECEIVED __________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE




- --------------------------------------------------------------------------------

                 (Please print name and address of transferee)


this Security, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint
Attorney to transfer this Security on the Security register, with full power of substitution.

Dated: ____________


__________________________                         ___________________________
Signature of Holder                                Signature Guaranteed:
                                                   Member of Securities
                                                   Transfer Agent Medallion
                                                   Program


NOTICE: The signature to the foregoing Assignment must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.08 of the Indenture, check the box: [ ]

                 If you want to elect to have only a part of this Security purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the amount: $______________

                 If you want to elect to have this Security purchased by the Issuer pursuant to Section 11.01 of the Indenture, check the box: [ ]

                 If you want to elect to have only a part of this Security purchased by the Issuer pursuant to Section 11.01 of the Indenture, state the amount: $______________



Date:______________________

Your Signature:____________________________________
         (Sign exactly as your name appears on the other side of this Security.)



Signature Guarantee:___________________________________________________________
                    Member of Securities Transfer Agent Medallion Program